Exhibit 4.4

SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

by and among

Ximalaya Inc.

Investors listed on Schedule A

and

Founders, Founder Entities and Group Companies Listed on Schedule B

Dated as of December 30, 2020

SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

This Second Amended and Restated Shareholders Agreement (this “Agreement”) is made as of December 30, 2020 by and among:

1.	Ximalaya Inc., an exempted company incorporated and existing under the Laws of Cayman Islands (the “Company”);

2.	Ximalaya (Hong Kong) Limited, a limited company incorporated and existing under the Laws of Hong Kong (“HK Company”);

3.	Xizhang (Shanghai) Internet Technology Limited (喜丈（上海）网络科技有限公司), a limited company incorporated and existing under the Laws of China (“WFOE”);

4.	Each Person listed on Schedule A hereto (each, an “Investor”, and collectively, the “Investors”);

5.	Each founder listed on Part I of Schedule B attached hereto (each, a “Founder”, and collectively, the “Founders”);

6.	Each company listed on Part II of Schedule B attached hereto (each, a “Founder Entity”, and collectively, the “Founder Entities”);

7.	Each Person listed on Part III of Schedule B attached hereto; and

8.	Each company listed on Part IV of Schedule B attached hereto,

(hereinafter collectively referred to as the “Parties”, and each, a “Party”).

RECITALS

A.

The Company entered into a Share Subscription Agreement with each Series E-3 Preferred Shareholder (including but not limited to Sony Music Entertainment, Shenzhen Songhe Chengzhang Equity Investment Partnership (Limited Partnership) (深圳市松禾成长股权投资合伙企业（有限合伙）, and Advantech Capital Investment VII Limited) in 2019 and/or 2020 (as amended from time to time, each, a “Series E-3 Share Subscription Agreement” and collectively, the “Series E-3 Share Subscription Agreements”), pursuant to which each Series E-3 Preferred Shareholder subscribed for and purchased from the Company, certain Series E-3 Preferred Shares (as defined below) of the Company pursuant to the terms thereof.

B.

The Company intends to enter into a Share Subscription Agreement with Up Sources (HK) Limited (“UP Sources”) on December 18, 2020 (as amended from time to time, the “Series E-4 Share Subscription Agreement”; together with Series E-3 Share Subscription Agreements, each a “Share Subscription Agreement” and collectively, the “Share Subscription Agreements”), pursuant to which Up Sources (HK) Limited subscribed for and purchased from the Company, certain Series E-4 Preferred Shares (as defined below) of the Company pursuant to the terms thereof.

1

C.

The Share Subscription Agreements require, as a condition to the obligation of the Series E-3 Preferred Shareholders and UP Sources, as the case may be, to complete the transactions contemplated thereunder, the Shareholders shall enter into this Agreement in respect of the Company to provide for, among others, the rights and obligations by and among UP Sources, the holders of the Series E-3 Preferred Shares, the other Shareholders, the Founders and the Company.

D.	The Parties desire to enter into this Agreement and make the respective representations, warranties, covenants and agreements set forth herein on the terms and conditions set forth herein.

E.

The Company, the Founders, the shareholders and certain other parties entered into an Amended and Restated Shareholders Agreement dated September 8, 2020 (the “Prior Shareholders Agreement”). The Parties to this Agreement agree that this Agreement shall supersede the Prior Shareholders Agreement in its entirety, and the Prior Shareholders Agreement shall terminate and have no further force or effect as of the date this Agreement takes effect.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto hereby agree as follows:

AGREEMENT

1. DEFINITIONS

1.1 For purposes of this Agreement the following terms have the following meanings:

“Additional Number” has the meaning ascribed to it in Section 2.3.

“Affiliate” means, (i) with respect to a Person that is a natural person, such Person’s Relatives and any Person Controlled, directly or indirectly, by such Person or his/her Relatives, and (ii) with respect to a Person that is not a natural person, a Person that directly, or indirectly through one or more intermediaries, Controls, or is Controlled by, or is under common Control with, such Person. In the case of any Preferred Shareholder, subject to the last clause of this definition, the term “Affiliate” also includes (i) any direct or indirect controlling shareholder of such Preferred Shareholder, (ii) any of such shareholder’s general partners, (iii) the fund manager managing such shareholder (and general partners and officers thereof) and (iv) trusts controlled by or for the benefit of any natural person referred to in (ii) or (iii) above provided that in no event shall any portfolio company owned, directly or indirectly, by investment funds managed by General Atlantic Service Company, L.P., be deemed an Affiliate of GA or GENERAL ATLANTIC SINGAPORE XMYA II PTE. LTD.. In addition, solely for the purpose of this Agreement, Cloudary Holdings Limited and Tencent (including their respective Subsidiaries) shall not be deemed as Affiliates, except that any transfer of Shares between Cloudary Holdings Limited and Tencent’s Affiliates (excluding Cloudary Holdings Limited) shall be deemed as a transfer of Shares between the Affiliates.

“Agreement” has the meaning ascribed to it in the preamble.

“Alibaba Group” means each of Alibaba Group Holding Limited and Zhejiang Ant Small and Micro Financial Services Group Co., Ltd. (浙江蚂蚁小微金融服务集团有限公司), or any of their respective Affiliates.

“Anti-Corruption Laws” means the U.S. Foreign Corrupt Practices Act of 1977 (“FCPA”), the UK Bribery Act 2010 (and, in relation to conduct prior to 1 July 2011, the Public Bodies Corrupt Practices Act 1889 and the Prevention of Corruption Act 1906 (together with the Bribery Act 2010, the “UK Corruption Laws”)), any Law of the PRC for the prevention or punishment of public or commercial corruption or bribery, including the PRC Criminal Law and the PRC Anti-Unfair Competition Law, and any other anti-bribery or anti-corruption Laws applicable to any Group Company or any Affiliate of such Group Company. For these purposes, the offences created by the FCPA and the UK Corruption Laws shall be deemed to apply to the Affiliates of any Group Company in respect of acts or omissions by them which may directly or indirectly affect such Group Company, irrespective of the jurisdictional scope of those offences.

“Anti-Corruption Prohibited Activity” means offering, paying, promising to pay or authorizing the payment of any money or the giving of anything of value: (a) to any Government Official, or to any Person under circumstances where the Person carrying out such activity knew or had reason to know that all or a portion of such money or thing of value would be offered, given or promised, directly or indirectly, to any Government Official, for the purpose of (i) influencing any act or decision of such Government Official in his official capacity, (ii) inducing such Government Official to do or omit to do any act in relation to his lawful duty, (iii) securing any improper advantage or (iv) inducing such Government Official to influence or affect any act or decision of any Governmental Authority, in each case, in order to assist the Person carrying out such activity in obtaining or retaining business for or with, or in directing business to, any Person, or (b) to any Person, with the intention of influencing or rewarding such Person for acting in breach of an expectation of good faith, impartiality or trust, or which it would otherwise be unlawful for the recipient to accept.

“Approved Sale” has the meaning ascribed to it in Section 6.1.

“Approved Sale Notice” has the meaning ascribed to it in Section 6.1.

“Approved Sale Price” has the meaning ascribed to it in Section 6.1.

“Arbitration Notice” has the meaning ascribed to it in Section 13.4.

“Articles” means the ninth amended and restated memorandum of association and articles of association of the Company adopted as of the date hereof, as amended and restated from time to time.

“Available for Sale Target Shares” has the meaning ascribed to it in Section 4.4.

“Big 4 Accounting Firm” means KPMG, PricewaterhouseCoopers, Deloitte Touche Tohmatsu or Ernst & Young.

“Board” means the board of directors of the Company.

“Business” means design, production, distribution and sales of audiobook, podcasts or other audio and video programs, design and production of advertisements and dissemination of advertisements by its “self-owned media” (自有媒体) (which, for the avoidance of doubt, will be disseminated over PC and mobile platforms, car stereo systems and other smart devices), live broadcasting, and manufacturing and sales of electronic products and relevant hardware in connection with the business of the Group Companies.

“Business Day” means a day (other than a Saturday, Sunday or public holiday) that the banks in Hong Kong, the PRC, Singapore, New York City and Cayman Islands are generally open for business.

“CIIF” means China Internet Investment Fund LLP (中国互联网投资基金（有限合伙）), and any Affiliate thereof to whom Equity Securities are transferred to the extent such Person remains an Affiliate of China Internet Investment Fund LLP (中国互联网投资基金（有限合伙）) and a Shareholder of the Company.

“CIIF Option” means CIIF’s right to subscribe for and purchase from the Company 6,374,569 Series E-2 Preferred Shares at a per share purchase price of US$ 9.4124 within six (6) months after May 27, 2020, subject to the terms and conditions of the CIIF Share Subscription Agreement.

“CIIF Share Subscription Agreement” means the Series E Preferred Shares Purchase Agreement entered into by and among CIIF, Company and certain other parties dated May 27, 2020.

“Class A Ordinary Shares” has the meaning ascribed to it in Section 12.16.

“Class B Ordinary Shares” has the meaning ascribed to it in Section 12.16.

“CFC” has the meaning ascribed to it in Section 12.4(a).

“Chairman” has the meaning ascribed to it in Section 9.2(j).

“Change of Control” means (i) the acquisition of the Company (whether by a sale of equity, merger or consolidation) in which in excess of 50% of the Company’s voting power outstanding before such transaction is transferred; (ii) the sale or other disposition of all or substantially all of the assets of the Group Companies (taken as a whole) or the exclusive licensing of substantially all of the intellectual properties of the Group Companies (taken as a whole); or (iii) a transfer (whether by merger, consolidation or other transaction, but excluding any merger, consolidation or other transaction effected exclusively for the purpose of changing the domicile of any Group Company) in which in excess of 50% of the outstanding voting power of the Company is transferred, in each of the cases under (i) to (iii), to any Person other than an Affiliate of the Company.

“Commission” means (i) with respect to any offering of securities in the United States, the Securities and Exchange Commission of the United States or any other federal agency at the time administering the Securities Act and (ii) with respect to any offering of securities in a jurisdiction other than the United States, the regulatory body of the jurisdiction with authority to supervise and regulate the offering and sale of securities in that jurisdiction.

“Company” has the meaning ascribed to it in the preamble.

“Compliance Program” has the meaning ascribed to it in Schedule D.

“Confidential Information” has the meaning ascribed to it in Section 13.12(a).

“Control” of a given Person means the possession, direct or indirect, of the power or authority to direct, or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; the term “Controlling” and “Controlled” has the meaning correlative to the foregoing.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Director” means a member of the Board elected pursuant to Section 9.2.

“Disclosing Party” has the meaning ascribed to it in Section 13.12(d).

“Disposition Notice” has the meaning ascribed to it in Section 4.2.

“Dispute” has the meaning ascribed to it in Section 13.4.

“Drag Holders” has the meaning ascribed to it in Section 6.1.

“Equity Securities” means any share, share capital, registered capital, ownership interest, partnership interest, equity interest, joint venture or other ownership interest of the Company, or any option, warrant, or right to subscribe for, acquire or purchase any of the foregoing, or any other security or instrument convertible into or exercisable or exchangeable for any of the foregoing, or any equity appreciation, phantom equity, equity plan or similar right with respect to the equity securities of the Company, or any contract of any kind for the purchase or acquisition from the Company of any of the foregoing, either directly or indirectly.

“ESOP” means the employee share option plan of the Company adopted by the Board on December 27, 2019, as duly amended from time to time in accordance with this Agreement.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and any successor statute.

“Exercising Holder” has the meaning ascribed to it in Section 4.3.

“First Participation Notice” has the meaning ascribed to it in Section 2.2.

“Form F-3” means Form F-3 promulgated by the Commission under the Securities Act or any successor form or substantially similar form then in effect.

“Form S-3” means Form S-3 promulgated by the Commission under the Securities Act or any successor form or substantially similar form then in effect.

“Founder” has the meaning ascribed to it in the preamble.

“Founder Entity” has the meaning ascribed to it in the preamble.

“Founder Offered Price” has the meaning ascribed to it in Section 4A(b).

“Founder ROFO Notice” has the meaning ascribed to it in Section 4A(b).

“Founder ROFO Period” has the meaning ascribed to it in Section 4A(b).

“GA” means General Atlantic Singapore XMYA Pte. Ltd. and any Affiliate thereof to whom Equity Securities are transferred to the extent such Person remains an Affiliate of GA and a Shareholder of the Company.

“Group Companies” means the Company and all the Persons Controlled by the Company, which for the avoidance of doubt shall include all of the entities listed on Part III of Schedule B hereto, and their Subsidiaries or any other similar viable interest vehicle directly or indirectly established by the Company pursuant to a captive structure, and each of the foregoing, a “Group Company”.

“Governmental Authority” means any nation, government, province, state, or any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government, including any government authority, agency, department, board, commission or instrumentality of any government or any political subdivision thereof, court, tribunal, arbitrator, the governing body of any securities exchange, and self-regulatory organization, in each case having competent jurisdiction.

“Government Official” means any officer, official or employee of any government department, agency or instrumentality and any Person acting in an official capacity for any Governmental Authority or otherwise holding legislative, administrative or judicial office.

“HKIAC” has the meaning ascribed to it in Section 13.4.

“HKIAC Rules” has the meaning ascribed to it in Section 13.4.

“Holders” means the holders of Registrable Securities who are parties to this Agreement from time to time, and their transferees that become parties to this Agreement from time to time.

“Hong Kong” means the Hong Kong Special Administrative Region of the PRC.

“Cloudary Holdings Limited Co-Sale Right” has the meaning ascribed to it in Section 5A.2.

“Cloudary Holdings Limited Right of First Refusal” has the meaning ascribed to it in Section 5A.2.

“IFRS” means the International Financial Reporting Standards as in effect from time to time.

“Initiating Holders” means, with respect to a request duly made under Section 11.2(a) or 11.2(b) hereof to Register any Registrable Securities, the Holders initiating such request.

“Investor” has the meaning ascribed to it in the preamble.

“Investor Acceptance Notice” has the meaning ascribed to it in Section 4A(b).

“Investor Directors” has the meaning ascribed to it in Section 9.2(i).

“Investor Offer Notice” has the meaning ascribed to it in Section 4A(a).

“Investor Offered Shares” has the meaning ascribed to it in Section 4A(a).

“IPO” means the first firm underwritten registered public offering by the Company of its Ordinary Shares pursuant to a Registration Statement that is filed with and declared effective by either the Commission under the Securities Act or another Governmental Authority for a public offering in a jurisdiction other than the United States.

“Law” means any law, rule, constitution, code, ordinance, statute, treaty, decree, regulation, common law, order, official policy, circular, provision, administrative order, interpretation, injunction, judgment, ruling, assessment, writ or other legislative measure, in each case of any governmental authority.

“Majority Series D Preferred Shareholders” means the holders of more than fifty percent (50%) of the voting power of the outstanding Series D Preferred Shares, voting together as a single class and on an as-converted basis.

“Majority Series E Preferred Shareholders” means the holders of more than fifty percent (50%) of the aggregate voting power of the outstanding Series E-2 Preferred Shares, Series E-3 Preferred Shares and Series E-4 Preferred Shares, voting together as a single class and on an as-converted basis.

“Majority Preferred Shareholders” means the holders of more than fifty percent (50%) of the voting power of the outstanding Preferred Shares, voting as a single class and on an as-converted basis.

“Material Adverse Effect” means any change, effect, event, occurrence, state of fact or development (including in any relevant Laws) that, individually or together with any one or more changes, effects, events, occurrences, states of facts or developments, has had or could be reasonably expected to have a material adverse effect on (a) the ability of the Company or any Warrantor (which means, for the purposes of this Agreement, any of the Founders, the Founder Entities and the Group Companies) to consummate or perform the transactions contemplated by any Transaction Document in accordance with its terms, (b) the operations, results of operations, financial condition, properties, assets, liabilities, business, financial position or earnings of the Group Companies, taken as a whole, or (c) the enforceability of this Agreement or any other Transaction Document against the Company or any Warrantor, provided that in no event shall any of the following constitute a Material Adverse Effect: (i) changes affecting the industry in which the Group Companies operate, the economy or financial, credit or securities markets or political conditions generally in the PRC or other countries/areas where the Group Companies conduct business (except where such changes affect the Group Companies to a disproportionate extent); or (ii) with respect to any Series E Preferred Shareholder, effects resulting from any breach of this Agreement by such Series E Preferred Shareholder.

“New Securities” means any Equity Securities issued after the Series E-3 Closing except for:

(i) any Ordinary Shares, or any options to purchase such Ordinary Shares, intended to be issued to qualified employees, officers, consultants or Directors of the Company pursuant to the ESOP;

(ii) any Equity Securities issued pursuant to any share dividend, distribution, share split, share consolidation, or other similar event of the Company that does not change the relative shareholding percentage of the Shareholders;

(iii) any options or warrants that have been duly issued or granted as of the date of this Agreement (i.e, the Duofangbu Warrant and CIIF Option) and any Shares issued upon exercise of the aforementioned options or warrants without taking into account any amendments, restatements and/or supplements thereto that will affect the number of shares to be issued pursuant thereto;

(iv) Ordinary Shares issued to the Preferred Shareholders upon conversion of the Preferred Shares;

(v) shares of the Company issued in the Qualified IPO of the Company; and

(vi) up to 23,950,773 Series E-3 Preferred Shares (as appropriately adjusted for any share split, share division, share combination, share dividend or similar events) issued under the Post-closing E-3 Financing (for avoidance of any doubt, including Qualified E-3 Warrants)

“Ordinary Shareholders” means the holders of the Ordinary Shares of the Company (other than those converted from any Preferred Shares).

“Offeror” has the meaning ascribed to it in Section 6.1.

“Ordinary Shares” means the ordinary shares of the Company, and each, with a par value of US$0.0001 per share.

“Over-Allotment Response Period” has the meaning ascribed to it in Section 4.3.

“Oversubscription Participants” has the meaning ascribed to it in Section 2.3.

“Oversubscription Right” has the meaning ascribed to it in Section 2.3.

“Party” has the meaning ascribed to it in the preamble.

“Permitted Transferee” has the meaning ascribed to it in Section 3.1.

“Permitted Transfers” has the meaning ascribed to it in Section 3.1.

“Person” means any individual, corporation, partnership, limited partnership, proprietorship, association, limited liability company, firm, trust, estate or other enterprise, entity or other legal person.

“PFIC” has the meaning ascribed to it in Section 12.5(a).

“Post-closing E-3 Financing” has the meaning ascribed to it in Section 12.19.

“Post-closing E-3 Period” has the meaning ascribed to it in Section 12.19.

“Post-Series E-2 Valuation” means US$ 2,783,171,042, subject to adjustments with respect to the exercise of CIIF Option by CIIF.

“Post-Series E-3 Valuation” means the product obtained by multiplying (i) US$ 10.8556, by (ii) the total number of outstanding Shares, the 15,211,970 Ordinary Shares duly reserved for ESOP, and the shares issuable upon the exercise of the Warrants that have not lapsed or been exercised or terminated, immediately upon expiration of the Post-closing E-3 Period.

“Post-Series E-4 Valuation” means the product obtained by multiplying (i) US$ 13.0267, by (ii) the total number of outstanding Shares, the 15,211,970 Ordinary Shares duly reserved for ESOP, and the shares issuable upon the exercise of the Warrants that have not lapsed or been exercised or terminated, immediately upon expiration of June 30, 2021.

“PRC” means the People’s Republic of China and for purposes of this Agreement, excludes Hong Kong, Macao Special Administrative Region and Taiwan.

“PRC GAAP” means the PRC generally accepted accounting principles and practices as in effect from time to time.

“Preferred Shareholder(s)” means holders of Preferred Shares, provided that all Ordinary Shares (other than any Ordinary Shares converted from any Preferred Shares) held by the Founder Entities and their Affiliates shall be excluded from calculations for the purposes of determining the availability of any rights under this Agreement to the Founder Entities or their Affiliates in their capacities as Preferred Shareholders.

“Preferred Shares” means, collectively, the Series Angel Preferred Shares, the Series A Preferred Shares, Series B-1 Preferred Shares, Series B-2 Preferred Shares, Series C-1 Preferred Shares, Series C-2 Preferred Shares, Series D Preferred Shares, Series E-1 Preferred Shares, Series E-2 Preferred Shares, Series E-3 Preferred Shares and Series E-4 Preferred Shares.

“Prior Shareholders Agreement” has the meaning ascribed to it in the Recitals.

“Prospective Transferee” has the meaning ascribed to it in Section 4.2.

“Qualified E-3 Warrants” has the meaning ascribed to it in Section 12.19.

“Qualified IPO” shall mean an IPO consummated on or prior to December 31, 2022 on the New York Stock Exchange, NASDAQ, Hong Kong Stock Exchange, Shanghai Stock Exchange, Shenzhen Stock Exchange or such other reputable stock exchange approved by the Board with an implied pre-money valuation of (i) the Post-Series E-3 Valuation plus an interest calculated at the annual rate of 15% compounded annually and accrued for the period from the Series E-3 Closing to the date of the IPO, or (ii) such other amount as approved by the Majority Preferred Shareholders (including the approval of the Majority Series E Preferred Shareholders).

“Registrable Securities” means (i) the Ordinary Shares issued or issuable upon conversion of the Preferred Shares, (ii) any Ordinary Shares owned or hereafter acquired by any Preferred Shareholder, and (iii) any Ordinary Shares of the Company issued as a dividend or other distribution with respect to, in exchange for, or in replacement of, the shares referenced in (i) and (ii) herein.

“Registration” means a registration effected by preparing and filing a Registration Statement and the declaration or ordering of the effectiveness of that Registration Statement; and the terms “Register” and “Registered” have meanings concomitant with the foregoing.

“Registration Statement” means a registration statement prepared on Form F-1, F-3, S-1, or S-3 under the Securities Act (including, without limitation, Rule 415 under the Securities Act), or on any comparable form in connection with registration in a jurisdiction other than the United States.

“Related Party” of a Person (the “Subject Person”) means (a) in the case of a Subject Person other than a natural person, (i) any direct shareholder of the Subject Person or its Subsidiaries, or any controlling shareholder of such direct shareholder; (ii) any director or officer of the Subject Person or its Subsidiaries or any Relative of such director or officer, (iii) (1) any Relative of a shareholder (who is a natural person) of the Subject Person or its Subsidiaries holding no less than 10% interest of such Subject Person or Subsidiaries or (2) any Immediate Family Member (as defined in the Articles) of a shareholder (who is a natural person) of the Subject Person or its Subsidiaries holding less than 10% interest of such Subject Person or Subsidiaries, (iv) any Person Controlled by any shareholder or director of the Subject Person or its Subsidiaries or (v) any other Affiliate of the Subject Person, and (b) in the case of a Subject Person who is a natural person, any Relative of the Subject Person.

“Relative” of a natural person means the spouse of such person and any parent, grandparent, child, grandchild, sibling, cousin, in-law, uncle, aunt, nephew or niece of such person or spouse.

“Restricted Shareholders” has the meaning ascribed to it in Section 4.1.

“Restricted Subscriber(s)” means each of Baidu Inc., China Mobile Limited, Alibaba Group Holding Limited, Beijing Zhangyue Technology Co., Ltd. (北京掌阅科技有限公司), Beijing Chinese All Digital Publishing Co., Ltd. (北京中文在线数字出版股份有限公司), or any of their respective Affiliates.

“Right of First Refusal” has the meaning ascribed to it in Section 4.1.

“Right of First Refusal Holders” has the meaning ascribed to it in Section 4.1.

“Right of Participation” means the pre-emptive right of the Preferred Shareholders under Section 2.1 to purchase all or part of any New Securities that the Company may from time to time issue.

“ROFR Response Period” has the meaning ascribed to it in Section 4.2.

“SAFE” has the meaning ascribed to it in Section 12.14.

“SAFE Regulations” has the meaning ascribed to it in Section 12.14.

“Sanctioned Person” means a person, entity or vessel that is targeted by or the subject of any U.S. Economic Sanctions, or an entity or vessel that is 50% or more owned or controlled by such a Person, or who is targeted by or subject to any similar economic or trade sanctions imposed by the United Nations Security Council.

“Second Participation Notice” has the meaning ascribed to it in Section 2.3.

“Second Participation Period” has the meaning ascribed to it in Section 2.3.

“Second Transfer Notice” has the meaning ascribed to it in Section 4.3.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Selection Period” has the meaning ascribed to it in Section 13.4.

“Selling Preferred Shareholder” has the meaning ascribed to it in Section 4(A)(a).

“Series A Preferred Shares” means the series A preferred shares of the Company, par value of US$0.0001 per share, with the rights and privileges as set forth in the Articles.

“Series A Preferred Shareholders” means the holders of Series A Preferred Shares.

“Series Angel Preferred Shares” means the series Angel preferred shares of the Company, par value of US$0.0001 per share, with the rights and privileges as set forth in the Articles.

“Series Angel Preferred Shareholders” means the holders of Series Angel Preferred Shares.

“Series B Preferred Director I” has the meaning ascribed to it in Section 9.2(e).

“Series B Preferred Director II” has the meaning ascribed to it in Section 9.2(f).

“Series B Preferred Director III” has the meaning ascribed to it in Section 9.2(g).

“Series B Preferred Director IV” has the meaning ascribed to it in Section 9.2(h).

“Series B Preferred Director V” has the meaning ascribed to it in Section 9.2(i).

“Series B-1 Preferred Shares” means the Series B-1 preferred shares of the Company, par value of US$0.0001 per share, with the rights and privileges as set forth in the Articles.

“Series B-1 Preferred Shareholders” means the Persons listed on Part III of Schedule A holding the Series B-1 Preferred Shares and having delivered their signature pages hereto.

“Series B-2 Preferred Shares” means the Series B-2 preferred shares of the Company, par value of US$0.0001 per share, with the rights and privileges as set forth in the Articles.

“Series B-2 Preferred Shareholder” means the Person listed on Part IIII of Schedule A holding the Series B-2 Preferred Shares and having delivered their signature pages hereto.

“Series C-1 Preferred Shares” means the Series C-1 preferred shares of the Company, par value of US$0.0001 per share, with the rights and privileges as set forth in the Articles.

“Series C-1 Preferred Shareholders” means the Persons listed on Part V of Schedule A holding the Series C-1 Preferred Shares and having delivered their signature pages hereto.

“Series C-2 Preferred Shares” means the Series C-2 preferred shares of the Company, par value of US$0.0001 per share, with the rights and privileges as set forth in the Articles.

“Series C-2 Preferred Shareholders” means the Persons listed on Part VI of Schedule A holding the Series C-2 Preferred Shares and having delivered their signature pages hereto.

“Series D Preferred Shares” means the Series D preferred shares of the Company, par value of US$0.0001 per share, with the rights and privileges as set forth in the Articles.

“Series D Preferred Shareholders” means the Persons listed on Part VII of Schedule A holding the Series D Preferred Shares and having delivered their signature pages hereto.

“Series E-2 Preferred Director I” has the meaning ascribed to it in Section 9.2(b).

“Series E-2 Preferred Director II” has the meaning ascribed to it in Section 9.2(c).

“Series E-2 Preferred Director III” has the meaning ascribed to it in Section 9.2(d).

“Series E-1 Preferred Shares” means the Series E-1 preferred shares of the Company, par value of US$0.0001 per share, with the rights and privileges as set forth in the Articles.

“Series E-1 Preferred Shareholders” means the Persons listed on Part VIII of Schedule A holding the Series E-1 Preferred Shares and having delivered their signature pages hereto.

“Series E-2 Preferred Shares” means the Series E-2 preferred shares of the Company, par value of US$0.0001 per share, with the rights and privileges as set forth in the Articles.

“Series E-2 Preferred Shareholders” means the Persons listed on Part IX of Schedule A holding the Series E-2 Preferred Shares and having delivered their signature pages hereto.

“Series E-3 Closing” means the date of the first sale and issuance of the Series E-3 Preferred Shares, i.e. September 22, 2020.

“Series E-3 Preferred Shares” means the Series E-3 preferred shares of the Company, par value of US$0.0001 per share, with the rights and privileges as set forth in the Articles.

“Series E-3 Preferred Shareholders” means holders of Series E-3 Preferred Shares who are Parties to this this Agreement or have acceded to this Agreement by executing a Deed of Adherence.

“Series E-3 Preferred Director” has the meaning ascribed to it in Section 9.2(a)

“Series E-4 Closing” means the date of the first sale and issuance of the Series E-4 Preferred Shares.

“Series E-4 Preferred Shares” means the Series E-4 preferred shares of the Company, par value of US$0.0001 per share, with the rights and privileges as set forth in the Articles.

“Series E-4 Preferred Shareholders” means holders of Series E-4 Preferred Shares who are Parties to this this Agreement or have acceded to this Agreement by executing a Deed of Adherence.

“Series E Preferred Shares” means the Series E-1 Preferred Shares, Series E-2 Preferred Shares, Series E-3 Preferred Shares and Series E-4 Preferred Shares.

“Series E Preferred Shareholders” means the holder of Series E-1 Preferred Shares, the holders of Series E-2 Preferred Shares, the holders of Series E-3 Preferred Shares and the holders of Series E-4 Preferred Shares.

“Series E-2 Share Subscription Agreement(s)” means the share subscription agreement the Company entered into with each Series E-2 Preferred Shareholder in 2018 and/or 2019 (as amended from time to time), each, a “Series E-2 Share Subscription Agreement” and collectively, the “Series E-2 Share Subscription Agreements”

“Share and Warrant Purchase Agreement” means the share and warrant purchase agreement dated November 29, 2018 and executed by the Founders, the Group Companies and certain Affiliates of certain current shareholders of the Domestic Company, as amended and/or restated.

“Share Subscription Agreement(s)” has the meaning ascribed to it in the recitals.

“Shareholder” means any holder of any Share of the Company.

“Shareholder Offered Shares” has the meaning ascribed to it in Section 5A.1.

“Shares” means the Ordinary Shares and the Preferred Shares.

“Special Preemptive Right” has the meaning ascribed to it in Section 2.6.

“SPV 2” has the meaning ascribed to it in Part III of Schedule A.

“SPV 3” has the meaning ascribed to it in Part III of Schedule A.

“Subsidiary” means, with respect to any given Person, any Person of which the given Person directly or indirectly Controls.

“Tag-Along Holder” has the meaning ascribed to it in Section 5.1.

“Tag-Along Notice” has the meaning ascribed to it in Section 5.1.

“Tag-Along Right” has the meaning ascribed to it in Section 5.1.

“Target Shares” has the meaning ascribed to it in Section 4.2.

“Tax” means (i) any tax, duty, deduction, withholding, impost, levy, fee, assessment or charge of any nature whatsoever (including, without limitation, income, franchise, value added, sales, use, excise, stamp, customs, documentary, transfer, withholding, property, capital, employment, payroll, ad valorem, net worth or gross receipts taxes and any social security, unemployment or other mandatory contributions) imposed, levied, collected, withheld or assessed by any local, municipal, regional, urban, governmental, state, national or other Governmental Authority and any interest, additional tax, penalty, surcharge or fine in connection therewith, including any obligations to indemnify or otherwise assume or succeed to the liability of any other Person with respect to any of the foregoing items; and “Taxation” has a correlative meaning; and (ii) any and all liability for the payment of any items described in clause (i) above as a result of being (or ceasing to be) a member of an affiliated, consolidated, combined, unitary or aggregate group (or being included (or being required to be included) in any Tax Return related to such group) and (iii) any and all liability for the payment of any amounts as a result of any express or implied obligation to indemnify any other Person, or any successor or transferee liability, in respect of any items described in clause (i) or (ii) above.

“Tax Authority” means any Governmental Authority which administers or seeks to impose any Taxation in any jurisdiction.

“Tax Return Preparer” means a Big 4 Accounting Firm or another recognised service provider as approved by the Majority Preferred Shareholders.

“Tax Returns” means any and all reports, returns, declarations, claims for refund, elections, disclosures, estimates, information reports or returns or statements required to be supplied to a Governmental Authority in connection with Taxes, including any schedule or attachment thereto or amendment thereof.

“Tencent” means Image Frame Investment (HK) Limited and any Affiliate thereof to whom Equity Securities are transferred to the extent such Person remains an Affiliate of Tencent and a Shareholder of the Company.

“Transaction Documents” except as otherwise expressly provided herein, means this Agreement, the Shares Subscription Agreement(s), the Articles, and any other agreements entered into in writing in connection with the transactions contemplated thereunder.

“transfer” has the meaning ascribed to it in Sections 3.1.

“Transferor” has the meaning ascribed to it in Sections 5A.1.

“Transferring Shareholder” has the meaning ascribed to it in Section 4.2.

“Trustbridge Share Subscription Agreement” means the Series E Preferred Shares Purchase Agreement to be entered into by and among TRUSTBRIDGE PARTNERS VII, L.P., Company and certain other parties.

“U.S. Economic Sanctions” means all economic and trade sanctions administered from time to time by the Office of Foreign Assets Control of the U.S. Department of Treasury, or by the U.S. Department of State, and any related rules and regulations thereunder.

“U.S. GAAP” means the Generally Accepted Accounting Principles in the United States.

“US Subsidiary” means CarGlass, Inc., a limited company incorporated and existing under the Laws of State of Delaware.

“Violation” has the meaning set forth in Section 11.5(a)(i) hereof.

“Warrant” means any of the warrant issued by the Company to 上海踱方步赤鹰创业投资合伙企业（有限合伙）on November 29, 2018 (“Duofangbu Warrant”), the Qualified E-3 Warrants, so long as such aforementioned warrant has not lapsed or been exercised or terminated.

“Warrant Holder” shall mean any of the holder of the Warrant so long as such Warrant has not lapsed or been exercised or terminated.

1.2 Any term not otherwise defined herein shall have the meaning ascribed to it under the Articles.

2. RIGHT OF PARTICIPATION

2.1 General. Subject to Section 11.7, each Preferred Shareholder shall have the right to purchase its pro rata share (as defined below) (and any oversubscription, as provided below) of all or any part of any New Securities that the Company may from time to time issue (the “Right of Participation”).

2.2 First Participation Notice. In the event that the Company proposes to issue New Securities, it shall give to each Preferred Shareholder a written notice (the “First Participation Notice”), stating that it is the First Participation Notice and describing the amount and type of New Securities, the price and the general terms upon which the Company proposes to issue such New Securities. Each Preferred Shareholder shall have the right to purchase up to its pro rata share of any such New Securities for the price and upon the terms and conditions specified in the Participation Notice by giving a written notice to the Company within ten (10) Business Days from the date of receipt of such Participation Notice and stating therein the quantity of New Securities to be purchased by it (not to exceed such Preferred Shareholder’s pro rata share). If any Preferred Shareholder fails to so respond in writing within such ten (10) Business Day period to purchase its pro rata share of the New Securities in full, it shall forfeit the right hereunder to purchase that part of its pro rata share of such New Securities that it did not elect to purchase but without prejudice to its any right to participate in any future or other offerings of New Securities. For the purposes of this Section 2.2, a Preferred Shareholder’s “pro rata share” shall mean the ratio of (a) the aggregate number of all Ordinary Shares (assuming the conversion of all Preferred Shares and exercise of all Warrants) held by such Preferred Shareholder immediately prior to the issuance of the New Securities, to (b) the aggregate number of all Ordinary Shares (assuming the conversion of all Preferred Shares and exercise of all Warrants) then outstanding held by all Preferred Shareholders immediately prior to the issuance of the New Securities.

2.3 Second Participation Notice; Oversubscription. If any Preferred Shareholder fails or declines to exercise its Participation Right in full in accordance with Section 2.2 above (provided that at least one Preferred Shareholder exercised its Participation Right in full in accordance with Section 2.2 above), the Company shall promptly give notice (the “Second Participation Notice”) to the Preferred Shareholders who exercised in full their Participation Right (the “Oversubscription Participants”) in accordance with Section 2.2 above. Each Oversubscription Participant shall have ten (10) Business Days from the date of the Second Participation Notice (the “Second Participation Period”) to notify the Company of its desire to purchase more than its pro rata share (as defined under Section 2.2) of the New Securities (the “Oversubscription Right”), stating the number of the additional New Securities it proposes to purchase (provided however, not to exceed such Oversubscription Participants’ Oversubscription Pro Rata Share (as defined below)) (the “Additional Number”). Such notice may be made by telephone if confirmed in writing within two (2) Business Days thereafter. For the purposes of this Section 2.3, the Oversubscription Participants’ Oversubscription Pro Rata Share shall mean the product obtained by multiplying (i) the number of the remaining New Securities available for oversubscription by (ii) a fraction, the numerator of which is the number of Ordinary Shares (assuming the conversion of all Preferred Shares and exercise of all Warrants) held by such Oversubscription Participant and the denominator of which is the total number of Ordinary Shares (assuming the conversion of all Preferred Shares and exercise of all Warrants) held by all the Oversubscription Participants.

2.4 Failure to Exercise. Upon the expiration of the ten (10) Business Day period from (a) the date of the First Participation Notice, or (b) in the event the oversubscription procedures under Section 2.3 applies, the date of the Second Participation Notice, if there are any remaining New Securities described in the First Participation Notice available for purchase, the Company shall have sixty (60) days thereafter to sell such New Securities (with respect to which the Right of Participation and the Oversubscription Right hereunder were not exercised) at the same or higher price and on terms not more favorable to the purchasers thereof than those specified in the First Participation Notice. In the event that the Company has not issued and sold such New Securities within such sixty (60) day period, the Company shall not thereafter issue or sell any such New Securities without again first offering such New Securities to the Preferred Shareholders pursuant to this Section 2.

2.5 No Obligation to Consummate. The Company shall not be obligated to consummate any proposed issuance of New Securities, nor be liable to any Preferred Shareholder if the Company has not consummated any proposed issuance of New Securities pursuant to this Section 2 for whatever reason, regardless of whether it shall have delivered a First Participation Notice or a Second Participation Notice or received any exercise notice in respect of such proposed issuance (provided that in such case the Company shall use its commercially reasonable efforts to consummate the issuance of such New Securities to each Preferred Shareholder that has exercised its Right or Participation or Oversubscription Right).

2.6 Special Preemptive Right. Notwithstanding any other provision of this Agreement, in the event that the Company proposes to issue New Securities to one or more Restricted Subscribers, Cloudary Holdings Limited shall have a right of first refusal (the “Special Preemptive Right”) to acquire all or a portion of such New Securities before any other Preferred Shareholder may invoke its right of participation in respect of such New Securities under Sections 2.2 and 2.3. If Cloudary Holdings Limited fails to exercise its Special Preemptive Right within twenty (20) day period with respect to all of the New Securities, the Preferred Shareholders shall have the Right of Participation with respect to the remaining New Securities following the procedures set forth in Sections 2.2, 2.3, 2.4 and 2.5. For the avoidance of doubt, Cloudary Holdings Limited holds the Special Preemptive Right to acquire all of the New Securities, not just a pro rata share thereof; provided that the failure to exercise the Special Preemptive Right wholly or in part shall not prejudice the participation right that Cloudary Holdings Limited holds under Section 2.2 and 2.3 with respect to a pro rata share of New Securities. For avoidance of any doubt, notwithstanding anything to the contrary in this Agreement, the Special Preemptive Right is not assignable in connection with or following any transfer of Shares by Cloudary Holdings Limited.

3. TRANSFER RESTRICTIONS

3.1 Restriction on Transfer. Subject to the sentence below with respect to Permitted Transfers, without the prior written consent of the Majority Preferred Shareholders (including the Majority Series E Preferred Shareholders), none of the Founders shall transfer, assign, encumber or otherwise make the subject of disposition any Ordinary Shares directly or indirectly owned by them prior to the consummation of the Qualified IPO. For purposes of this Agreement, the term “transfer” shall include any direct or indirect sale, assignment, pledge, encumbrance or other disposition of any Ordinary Shares; in the case that any Ordinary Share is held by its ultimate beneficial owner through one or more level of holding companies, any transfer, repurchase, or new issuance of the shares of such holding companies or similar transactions that have the effect of change the beneficial ownership of such Ordinary Share shall be deemed as an indirect transfer of such Ordinary Share. The Parties agree that the restrictions on the transfer of the Ordinary Shares contained in this Agreement shall apply to such indirect transfer and shall not be circumvented by means of any indirect transfer of any Ordinary Shares. Notwithstanding the foregoing and subject to Section 3.2 below, (i) the foregoing restriction shall not extend to any direct or indirect transfer by any Founder of Ordinary Shares pursuant to the ESOP; (ii) the foregoing restriction shall not extend to any direct or indirect transfer by any Founder of Ordinary Shares pursuant to the exercise of any purchase or repurchase right triggered in the event of a termination of employment of such Founder in accordance with the ESOP; and (iii) the foregoing restriction shall not extend to any direct or indirect transfer (collectively the “Permitted Transfers”) by any Founder of any Ordinary Shares to the parents, children or spouse, or to trusts for the benefit of such Founder for bona fide estate planning purposes (with respect to such Founder, each, a “Permitted Transferee”), provided that (a) each Permitted Transferee shall remain subject to the restrictions set forth in this Agreement including this Section 3, (b) the relevant Founder shall retain the voting and disposition rights of such Ordinary Shares or over the management of such trust, and (c) if a transferee of Ordinary Shares pursuant to this Section 3.1 at any time ceases to be a Permitted Transferee, the relevant Founder shall, prior to such transferee ceasing to be a Permitted Transferee, cause such transferee to transfer such Ordinary Shares to such transferring Founder or another Permitted Transferee. The Right of First Refusal under Section 4 and the Tag-along Right under Section 5 shall not apply to any such Permitted Transfer.

3.2 Transferee Obligations; Future Holders. Without prejudice to Section 3.1 and Section 3.4, each Person to whom any Shares are transferred or assigned pursuant to the terms of this Agreement shall, as a condition precedent to the validity of such transfer or assignment, be required to execute and deliver to each of the other Parties a Deed of Adherence in the form set forth in Exhibit A, pursuant to which such transferee or assignee shall agree to be bound by this Agreement as if it were an original party hereto. Additionally, the Company agrees that in any future issuance of any Shares to any Person not already a party to this Agreement, which results in such Person holding any Shares (other than any options issued pursuant to the ESOP), as a condition for such issuance, the recipient must execute and deliver to the Parties hereto a Deed of Adherence in the form set forth in Exhibit A, pursuant to which such subscriber shall agree to be bound by this Agreement as if it were an original party hereto.

3.3 Prohibited Transfers Void. Any transfer of Equity Securities not made in compliance with this Agreement shall be null and void, shall not be recorded on the Register of Members of the Company and shall not be recognized by the Company.

3.4 Transfer by Preferred Shareholders. Notwithstanding anything to the contrary herein, but subject to Section 3.2, Section 4, Section 4A and Section 5A, each Preferred Shareholder may freely transfer any Equity Securities held by such Preferred Shareholder, provided that such transfer is in compliance with applicable Laws.

3.5 No Avoidance. The Parties agree that the restrictions on the transfer of the Equity Securities contained in Section 3, Section 4, Section 5 and Section 6 of this Agreement shall apply to any indirect transfer and shall not be circumvented by means of any indirect transfer of such Equity Securities, subject to Cloudary Holdings Limited’s Special Right of First Refusal provided in Section 5A herein.

4. RIGHT OF FIRST REFUSAL

4.1 Grant of Right of First Refusal. Subject to Section 4A and Section 5A below and Section 3 above, each Preferred Shareholder (excluding the Series Angel Preferred Shareholders and Series A Preferred Shareholders) (each, a “Right of First Refusal Holder”, and collectively, the “Right of First Refusal Holders”) is hereby granted a right of first refusal (the “Right of First Refusal”), exercisable in connection with any proposed transfer of any Ordinary Shares held by any Ordinary Shareholder or any Series Angel Preferred Shares held by any Series Angel Preferred Shareholder (each, a “Restricted Shareholder”, and collectively, the “Restricted Shareholders”), provided that each Right of First Refusal Holder exercising such Right of First Refusal must undertake to the Company, the relevant Restricted Shareholder and the other Right of First Refusal Holders that it purchases such Equity Securities entirely for its own account, and not as a nominee holder for any third party.

4.2 Exercise of Right of First Refusal. Subject to Section 3 above, in the event a Restricted Shareholder (the “Transferring Shareholder”) proposes to transfer any or all of its Ordinary Shares or Series Angel Preferred Shares (the “Target Shares”) to one or more third parties (each, a “Prospective Transferee”, which, for the avoidance of doubt, shall include both an existing shareholder and non-shareholder of the Company, who proposes to acquire such Target Shares), the Transferring Shareholder shall promptly deliver to each Right of First Refusal Holder a written notice (the “Disposition Notice”) describing the Equity Securities to be transferred, terms and conditions of the transfer, including the purchase price (which shall be payable in cash only), material terms and conditions upon which the proposed transfer is to be made and the identity of the Prospective Transferee. Each Right of First Refusal Holder may exercise the Right of First Refusal and, thereby, purchase all or any portion of such Right of First Refusal Holder’s respective pro rata share of the Target Shares at the same price and subject to substantially the same terms and conditions as described in the Disposition Notice, by notifying the Transferring Shareholder in writing within ten (10) Business Days after receiving the Disposition Notice (the “ROFR Response Period”) stating the number of such Target Shares that it wishes to purchase. No Right of First Refusal Holder shall have a right to purchase any of the Target Shares unless it exercises its Right of First Refusal within the ROFR Response Period. For purposes of this Section 4.2, each Right of First Refusal Holder’s pro rata share of the Target Shares shall be equal to the number of Target Shares, multiplied by a fraction, (x) the numerator of which shall be the number of Ordinary Shares (assuming the conversion of all Preferred Shares and exercise of all Warrants) held by such Right of First Refusal Holder on the date of the Disposition Notice, and (y) the denominator of which shall be the total number of Ordinary Shares (assuming the conversion of all Preferred Shares and exercise of all Warrants) held on the date of the Disposition Notice by all Right of First Refusal Holders.

4.3 Second Transfer Notice; Over-Allotment. To the extent that any Right of First Refusal Holder does not exercise its Right of First Refusal in full to purchase such Right of First Refusal Holder’s pro rata share of the Target Shares, the Transferring Shareholder shall deliver written notice thereof (the “Second Transfer Notice”), within five (5) days after the expiration of the ROFR Response Period, to each Right of First Refusal Holder that elected to purchase such Right of First Refusal Holder’s pro rata share of the Target Shares in full (the “Exercising Holder”). Each Exercising Holder shall within ten (10) Business Days from the date of the Second Transfer Notice (the “Over-Allotment Response Period”) to notify the Transferring Shareholder of its desire to purchase more than its pro rata share of the Target Shares, stating the number of the additional Target Shares it proposes to purchase. Such notice may be made by telephone if followed by a written confirmation within two (2) Business Days from the date of the verbal notice. As a result thereof, if such over-allotment exceeds the total number of the Target Shares available for purchase, each over-purchasing Exercising Holder will be cut back or limited by the Transferring Shareholder with respect to the exercise of its over-allotment right to that number of Target Shares equal to the lesser of (i) the number of the additional Target Shares it proposes to purchase; and (ii) the product obtained by multiplying (x) the number of the remaining Target Shares available for purchase by (y) a fraction the numerator of which is the number of Ordinary Shares (assuming the conversion of Preferred Shares and exercise of all Warrants) held by such Exercising Holder and the denominator of which is the total number of Ordinary Shares (assuming the conversion of Preferred Shares and exercise of all Warrants) held by all the Exercising Holders.

4.4 Non-Exercise of Right. If, after applying the procedure set forth in Section 4.2 and Section 4.3, there are still Target Shares not yet been purchased by the Right of First Refusal Holders (such shares, the “Available for Sale Target Shares”), the Transferring Shareholder shall have a period of sixty (60) days thereafter to sell or otherwise dispose of such Available for Sale Target Shares, subject to the provisions of Section 5 below, to the Prospective Transferee(s) identified in the original Disposition Notice, upon terms and conditions (including the purchase price) no more favorable to such Prospective Transferee(s) than those specified in the Disposition Notice. If the Transferring Shareholder has not completed the sale or disposition of the Available for Sale Target Shares within the specified sixty (60) days’ period, the Right of First Refusal Holder’ Right of First Refusal hereunder shall once again apply to the transfer of the Available for Sale Target Shares.

4.5 Recapitalization. In the event of any share dividend, share split, sub-division or consolidation of shares, recapitalization or other transaction affecting the Company’s outstanding Equity Securities without receipt of consideration, then any new, substituted or additional securities or other property that is by reason of such transaction distributed with respect to such Equity Securities shall be immediately subject to each Right of First Refusal Holder’s Right of First Refusal hereunder.

4.6 Payment. Payment of the purchase price for the Target Shares (or a portion thereof, as applicable) shall be made within fifteen (15) Business Days after the expiration of the ROFR Response Period, or if applicable, the expiration of the Over-Allotment Response Period, unless the Disposition Notice or the Second Transfer Notice contemplated a later closing with the Prospective Transferee or unless the value of the purchase price has not yet been established pursuant to Section 4.2 and Section 4.3. Payment of the purchase price shall be made by wire transfer or check as directed by the Transferring Shareholder against the transfer of the Target Shares to be purchased (or a portion thereof, as applicable).

4A FOUNDERS’ RIGHT OF FIRST OFFER

(a) Notwithstanding anything to the contrary contained herein, before any Right of First Refusal Holder may invoke its applicable right of first refusal pursuant to Section 4.1 or tag-along right pursuant to Section 5.1 (if applicable), if any Preferred Shareholder (each, a “Selling Preferred Shareholder”) proposes to transfer any Equity Securities now or hereafter owned or held by it (the “Investor Offered Shares”), then such Selling Preferred Shareholder shall first give a written notice (the “Investor Offer Notice”) to the Founders. The Investor Offer Notice shall set forth the number of Investor Offer Shares proposed to be transferred and information regarding such Selling Preferred Shareholder’s bank account (the “Preferred Shareholder’s Bank Account”) and the Founders shall keep such bank account information confidential.

(b) Within ten (10) Business Days after receipt of the Investor Offer Notice (the “Founder ROFO Period”), the Founders shall have the right to exercise their right of first offer by giving the Selling Preferred Shareholder a written notice (the “Founder ROFO Notice”) which sets forth the Founders’ binding offer to purchase all, but not less than all, of the Investor Offered Shares and the price per share the Founders are willing to offer (the “Founder Offered Price”) and the other material terms and conditions of such purchase. The Selling Preferred Shareholder shall then have ten (10) Business Days after its receipt of the Founder ROFO Notice to notify the Founders whether the Founders’ offer set out in the Founder ROFO Notice is accepted (the “Investor Acceptance Notice”). If the Selling Preferred Shareholder has timely delivered an Investor Acceptance Notice, then the closing of the Founders’ purchase of the Investor Offered Shares and the Founders’ payment for the Investor Offered Shares to be purchased shall be made by wire transfer in immediately available funds in US dollars or another currency as agreed to by the Selling Preferred Shareholder and the Founders to the Preferred Shareholder’s Bank Account within thirty (30) Business Days after the date of the Investor Offer Notice.

(c) If (i) the Founders fail to duly deliver a Founder ROFO Notice to the Selling Preferred Shareholder within the Founder ROFO Period to purchase all but not less than all of the Investor Offered Shares; (ii) the Founders fail to complete the purchase of the Investor Offered Shares and make full payment to the Selling Preferred Shareholder on terms set out in the Founder ROFO Notice (including the Founder Offered Price) within thirty (30) Business Days after the date of the Investor Offer Notice; (iii) the Founders expressly waive their right of first offer provided hereunder; or (iv) the Selling Preferred Shareholder has not accepted the offer set out in the Founder ROFO Notice by the timely delivery of an Investor Acceptance Notice, then the Selling Preferred Shareholder may transfer the Investor Offered Shares to any third party on any term and condition, provided that, in the case of sub-section (iv), the purchase price in such transfer shall be no more favorable to the third party transferee than those set out in the Founder ROFO Notice. Notwithstanding anything provided to the contrary in this Section 4A, if any, and for the avoidance of doubt, a Selling Preferred Shareholder shall not be required to make any representations or warranties to the Founders other than with respect to itself regarding title to and ownership of shares, due authorization, enforceability, and no conflicts, but may make additional representations and warranties to a third party transferee.

(d) Sections 4A(a), 4A(b) and 4A(c) shall not apply to any transfer of any Equity Securities in the Company by a Preferred Shareholder to its Affiliates.

(e) Notwithstanding the foregoing, with respect to the Shares held by CIIF, Section 4A shall be exercised to the extent it is not in conflict with applicable Laws with respect to the management and governance of the PRC state-owned/state-invested enterprises and assets.

5. TAG-ALONG RIGHT

5.1 Subject to Sections 4 and 4A above and Sections 5A below, and for so long as there are Available for Sale Target Shares proposed to be transferred by any Transferring Shareholders, each Right of First Refusal Holder who has not exercised its Right of First Refusal with respect to any part of the Target Shares (the “Tag-Along Holder”) shall have the right (the “Tag-Along Right”), exercisable upon written notice (the “Tag-Along Notice”) delivered to the Transferring Shareholder within ten (10) Business Days after the expiration of the ROFR Response Period, or if applicable, the expiration of the Over-Allotment Exercise Period, to participate in the sale of the Available for Sale Target Shares on the terms and conditions as set forth in Section 5.2 below. Each Tag-Along Holder who elected to exercise its Tag-Along Right shall not be required to make any representations or warranties with respect to the business or assets of the Group Companies.

5.2 Each Tag-Along Holder may participate in the proposed sale and sell that number of Preferred Shares (or Ordinary Shares converted from Preferred Shares) not to exceed the product obtained by multiplying the aggregate number of the Available for Sale Target Shares by a fraction, the numerator of which is the number of Ordinary Shares held by such Tag-Along Holder (assuming the conversion of all Preferred Shares held by such Tag-Along Holder convertible into Ordinary Shares) at the time of the Tag-Along Notice and the denominator of which is the sum of (A) the aggregate number of Ordinary Shares held by all the Tag-Along Holders exercising the Tag-Along Right plus (B) the number of the Shares held by the Transferring Shareholder(s) (in both (A) and (B), assuming the conversion of all Preferred Shares held by such Tag-Along Holder and such Transferring Shareholder(s) as applicable), and the Shares that can be sold by the Transferring Shareholders to the Prospective Transferee shall be correspondingly reduced.

5.3 Each participating Tag-Along Holder shall effect its participation in the proposed sale by, immediately prior to the applicable closing, delivering to the Transferring Shareholder(s) an instrument of transfer, together with one or more certificates that represent the number of Shares that it elects to sell.

5.4 The Transferring Shareholder(s) shall deliver to the Company the instrument(s) of transfer and share certificate(s) in respect of the transfer of any Shares pursuant to Section 5.3 promptly upon receipt of the same. Upon receipt of the instrument(s) of transfer and share certificate(s) referred to above from the Transferring Shareholder(s), the Company shall register such transfer and make the appropriate entries on the Register of Members of the Company to reflect such transfer, and the Transferring Shareholder(s) shall concurrently therewith remit to each participating Tag-Along Holder that portion of the sale proceeds to which it is entitled by reason of its participation in such transfer. To the extent that any Prospective Transferee prohibits such assignment or otherwise refuses to purchase Shares from a Preferred Shareholder exercising its Tag-Along Right hereunder, the Transferring Shareholder(s) shall not sell to such Prospective Transferee any Shares unless and until, simultaneously with such sale, the Prospective Transferee shall purchase from such Preferred Shareholder the Shares that it is entitled to sell under this Section 5.

5.5 The exercise or non-exercise of the Tag-Along Right by any Tag-Along Holder hereunder shall not adversely affect its right to participate in subsequent sales of Shares subject to Section 5.1.

5A CLOUDARY HOLDINGS LIMITED’S RIGHT OF FIRST REFUSAL AND TAG-ALONG RIGHT

5A.1 Notwithstanding any other provision of this Agreement, but subject to Section 5A.3, before any Right of First Refusal Holder may invoke its applicable right of first refusal pursuant to Section 4.1 or tag-along right pursuant to Section 5.1, in the event any Shareholder (other than Cloudary Holdings Limited) (the “Transferor”) is proposing to transfer any Equity Securities (the “Shareholder Offered Shares”) to any third party purchaser that is not an Affiliate of such Transferor (provided, however, that such Transferor’s Affiliate shall not be any Restricted Subscribers or their Affiliates), and:

(a) in such transfer, the Transferor proposes to transfer, directly or indirectly, all or a portion of its Equity Securities to any Restricted Subscribers or their Affiliates; or

(b) such transfer is in a transaction or part of a series of transactions that, if consummated, will result in a Change of Control,

5A.2 Cloudary Holdings Limited has the right of first refusal (“Cloudary Holdings Limited Right of First Refusal”) to purchase all or any portion of the Shareholder Offered Shares, or the right to sell all or any portion of the Shares it holds to the offering party in preference to the Transferor (“Cloudary Holdings Limited Co-Sale Right”), in each case at the same price and subject to the same material terms and conditions as described in the Disposition Notice, in accordance with this Section 5A.2. The procedures set forth in Section 4 and Section 5 shall apply to the exercise of the Cloudary Holdings Limited Right of First Refusal and the Cloudary Holdings Limited Co-Sale Right (as the case may be) to the largest extent applicable as if Cloudary Holdings Limited is the sole Right of First Refusal Holder and the sole Tag-Along Holder (as the case may be). For avoidance of any doubt, notwithstanding anything to the contrary in this Agreement, the Cloudary Holdings Limited Right of First Refusal and the Cloudary Holdings Limited Co-Sale Right is not assignable in connection with or following any transfer of Shares by Cloudary Holdings Limited.

5A.3 Sections 5A.1 and 5A.2 shall not apply to any transfer of any Equity Securities in the Company by a Preferred Shareholder to its Affiliates.

5A.4 Notwithstanding the foregoing, with respect to the Shares held by CIIF, Cloudary Holdings Limited Right of First Refusal shall be enforceable to the extent it is not in conflict with applicable Laws with respect to the management and governance of the PRC state-owned/state-invested enterprises and assets.

6. DRAG-ALONG RIGHT

6.1 At any time prior to the Qualified IPO, if the holders of more than 50% of the Equity Securities, voting as a single class on an as-converted basis (including the Founder Entities) (together, the “Drag Holders”) have approved a sale (an “Approved Sale”) of the Group Companies (wholly or partially) to any Person (the “Offeror”) (i) where whether by a sale of equity, merger or consolidation, in excess of 50% of the Company’s voting power outstanding before such transaction is transferred, or a sale, lease, transfer or other disposition of all or substantially all of the assets of the Group Companies or sale or the exclusive licensing of all or substantially all of the Group Companies’ intellectual properties, in each case, in a single transaction or a series of related transactions, and (ii) which is a transaction at arm’s length for an aggregate implied equity valuation of the Group of not less than the highest of (A) 150% of the Post-Series E-2 Valuation, (B) the Post-Series E-3 Valuation plus an interest calculated at the annual simple rate of 25% and accrued for the period from the Series E-3 Closing to the date of such sale, and (C) the Post-Series E-4 Valuation (“Approved Sale Price”) or its equivalent in other major currencies, then at the request of the Drag Holders, the Company shall promptly notify in writing (the “Approved Sale Notice”) each other holder of Equity Securities of the material terms and conditions of such proposed Approved Sale, and each such holder (the “Dragged Holders”) shall, in accordance with instructions received from the Company at the direction of the Drag Holders:

(a) sell, at the same time as the Drag Holders sell to the Offeror, in the Approved Sale, all of its Equity Securities or the same percentage of its Equity Securities as the Drag Holders sell, on the same terms and conditions as were agreed to by the Drag Holders; provided, however, that such terms and conditions, including with respect to price paid or received per Equity Security, may differ as between different classes of Equity Securities of the Company in accordance with their relative liquidation preferences as set forth in Section 2 of Schedule A to the Articles;

(b) vote all of its Equity Securities (i) in favor of such Approved Sale to the Offeror, (ii) against any other consolidation, recapitalization, amalgamation, merger, sale of securities, sale of assets, business combination, or transaction that would interfere with, delay, restrict, or otherwise adversely affect such Approved Sale, and (iii) against any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the definitive agreement(s) related to such Approved Sale or that could result in any of the conditions to the closing obligations under such agreement(s) not being fulfilled, and, in connection therewith, to be present (in person or by proxy) at all relevant meetings of the Shareholders (or adjournments thereof) or to approve and execute all relevant written consents in lieu of a meeting;

(c) not exercise any dissenters’ or appraisal rights under applicable Law with respect to such Approved Sale;

(d) take all necessary actions in connection with the consummation of such Approved Sale to the Offeror as reasonably requested by the Drag Holders, including but not limited to the execution and delivery of any share transfer or other agreements prepared in connection with such Approved Sale, and the delivery, at the closing of such Approved Sale involving a sale of Equity Securities, of all certificates representing Equity Securities held or Controlled by such holder of Equity Securities, duly endorsed for transfer or accompanied by a duly executed share transfer form, or affidavits and indemnity undertakings with respect to lost certificates; and

(e) restructure such Approved Sale, as and if reasonably requested by the Drag Holders, as a merger, consolidation, restructuring or similar transaction, or a sale of all or substantially all of the assets of the Company, or otherwise.

6.2 In any such Approved Sale, (a) any representations and warranties to be made by each Dragged Holder in connection with the Approved Sale are limited to representations and warranties regarding such holder’s title to and ownership of the Shares, due authorization, enforceability, no violation or breach of or default with respect to the Approved Sale under (with or without the giving of notice or the lapse of time or both) any law or regulation applicable to such holder or any material contract to which such Dragged Holder is a party or by which it is bound, obtaining all requisite consents in connection with the Approved Sale; (b) each Dragged Holder shall not be liable for the inaccuracy of any representation or warranty made by any other Person in connection with the Approved Sale; (c) the liability of each Dragged Holder in the Approved Sale, is several and not joint with any other Person; and (d) each Dragged Holder and its Affiliates are not required, in connection with any Approved Sale, to enter into, or be subject to any provision in (or agree or commit to enter into or be subject to), any agreement that, directly or indirectly, would limit or restrict such holder’s or any of its Affiliates’ freedom to engage in any business or investment activity, whether or not it may be competitive.

6.3 Notwithstanding the provisions in Section 6.1 above, if the aggregate implied equity valuation of the Group Companies in the proposed sale is less than the Approved Sale Price or the Drag Holders proposed to conduct a sale that is not an Approved Sale, nevertheless such sale has been approved by a special resolution of the Shareholders (including the approval of the Majority Series D Preferred Shareholders, the Majority Series E Preferred Shareholders and the Founder Entities), such sale shall be deemed as an Approved Sale; provided further that, in any event, if the proceeds of such sale received by each holder of Series D Preferred Shares or Series E Preferred Shares (as applicable) pursuant to this Section 6 are less than the aggregate redemption price that such holder of Series D Preferred Shares or Series E Preferred Shares (as applicable) is entitled to receive pursuant to Section 3 of Schedule A to the Articles, the approval by the Majority Series D Preferred Shareholders or the Majority Series E Preferred Shareholders (as applicable) shall be required with respect to such sale of the Group Companies.

6.4 Notwithstanding the provisions in Section 6.1 and Section 6.3 above, if the Offeror is any Preferred Shareholder or any Affiliate of any Shareholder, such Shareholder shall not be entitled to vote in respect of the sale under this Section 6, and the Shares held by such Shareholder shall be excluded in the calculation of the requisite approvals and percentages set out in Section 6.1 and Section 6.3.

6.5 Sections 3, 4, 4A, 5 and 5A shall not apply to any transfer made or to be made pursuant to an Approved Sale.

6.6 Notwithstanding the foregoing, with respect to the Shares held by CIIF, this Section 6 shall be enforceable to the extent it is not in conflict with applicable Laws with respect to the management and governance of the PRC state-owned/state-invested enterprises and assets.

7. LEGEND

7.1 Each certificate representing the Ordinary Shares or the Series Angel Preferred Shares now or hereafter owned by the Shareholders or issued to any Person in connection with a transfer pursuant to Section 4 or Section 5 or otherwise shall be endorsed with the following legend:

“THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A SHAREHOLDERS AGREEMENT BY AND AMONG THE HOLDER HEREOF, THE COMPANY AND THE OTHER SHAREHOLDERS OF THE COMPANY. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.”

7.2 The register of members of the Company shall be endorsed with the following legend during the term of this Agreement:

“THE SHARES OF THE COMPANY ARE SUBJECT TO THE TERMS AND CONDITIONS OF A SHAREHOLDERS AGREEMENT BY AND AMONG THE HOLDER OF THE SHARES, THE COMPANY AND THE OTHER SHAREHOLDERS OF THE COMPANY, CONTAINING TRANSFER AND OTHER RESTRICTIONS, AND BY ACCEPTING ANY INTEREST IN SUCH SHARES THE PERSON ACCEPTING SUCH SHARES SHALL BE DEEMED TO AGREE AND SHALL BECOME BOUND BY THE PROVISIONS OF SAID AGREEMENT. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.”

7.3 Each Shareholder agrees that the Company shall instruct its transfer agent to impose transfer restrictions on the Ordinary Shares and Series Angel Preferred Shares represented by certificates bearing the legend referred to in this Section 7 above to enforce the provisions of this Agreement and the Company agrees to promptly do so. The legend shall be removed upon termination of this Agreement.

8. PROTECTIVE PROVISIONS

So long as any Preferred Shares are outstanding, any action (whether by amendment of the Company’s Articles or otherwise, and whether in a single transaction or a series of related transactions) that effects or approves any of the matters or transactions listed in Schedule C involving the Company or any of its Subsidiaries shall require the prior written approval of (A) with respect to the actions set forth in Part I of Schedule C, the holders representing more than 50% of Preferred Shares then outstanding voting on an as converted basis (unless a Special Resolution as defined in the Articles is required pursuant to the Articles) (for this purpose, including approval of the Majority Series E Preferred Shareholders), or (B) with respect to the actions set forth in Part II of Schedule C, the majority of the Investor Directors. For purposes of this Section 8 and the Schedule C, all references to the “Company” shall refer to each Group Company and their respective Subsidiaries.

Without limitation to the foregoing, (i) any amendment to this Agreement or the Articles that adversely affects the rights of a holder of a particular class or series of Preferred Shares hereunder or thereunder in a manner that is disproportionate to the effect of such amendment on other holders of Preferred Shares in such class or series shall additionally require the prior written consent of such holder; and (ii) any waiver or removal of the liquidation preference of any Preferred Shareholder or any change to the Preferred Share Redemption Price (as defined in the Articles) under this Agreement or the Articles effective as of the date hereof with respect to any Preferred Shareholder shall require the prior written consent of such Preferred Shareholder.

9. BOARD AND MANAGEMENT

9.1 Board Size. Each Shareholder shall vote at the shareholders meetings, or give written consents with respect to all its Shares to ensure that the Board shall consist of up to eleven (11) directors as provided under Section 9.2 and the term of a director shall be three (3) years.

9.2 Election of Directors. On all matters relating to the election of one or more directors of the Company, each Shareholder shall vote at the shareholders meetings, or give written consents, with respect to all their Shares to elect directors (each, a “Director”) to the Board in the following manner:

(a) So long as both First Closing and the Second Closing as set forth in Trustbridge Share Subscription Agreement occur, upon the Second Closing under the Trustbridge Share Subscription Agreement, one (1) director shall be designated by TRUSTBRIDGE PARTNERS VII, L.P. (the “Series E-3 Preferred Director”);

(b) One (1) director shall be designated by Tencent (the “Series E-2 Preferred Director I”)；

(c) One (1) director shall be designated by GA (the “Series E-2 Preferred Director II”);

(d) One (1) director shall be designated by Grand Everlasting Limited Partnership (the “Series E-2 Preferred Director III”);

(e) One (1) director shall be designated by 上海广澔信息科技合伙企业（有限合伙）(the “Series B Preferred Director I”);

(f) One (1) director shall be designated by SPV 2 and Puhua Capital Ltd (the “Series B Preferred Director II”);

(g) One (1) director shall be designated by SPV 3 (the “Series B Preferred Director III”);

(h) One (1) director shall be designated by Cloudary Holdings Limited (the “Series B Preferred Director IV”);

(i) One (1) Director shall be designated by Shanghai Xingchong Information Technology Partnership Enterprise (Limited Partnership) (上海兴翀信息技术合伙企业（有限合伙）)and Shanghai Jumiao Information Technology Partnership Enterprise (Limited Partnership)(上海聚苗信息技术合伙企业（有限合伙）) (the “Series B Preferred Director V”, together with the Series E-3 Preferred Director, the Series E-2 Preferred Director I, the Series E-2 Preferred Director II, the Series E-2 Preferred Director III, the Series B Preferred Director I, the Series B Preferred Director II, the Series B Preferred Director III, and the Series B Preferred Director IV, the “Investor Directors” and each, an “Investor Director”); and

(j) the Founders shall be entitled to appoint two (2) directors, which initially shall be YU Jianjun (余建军) and Chen Yuxin (陈宇昕), and one of whom shall be the chairman of the Board (the “Chairman”). Two (2) Directors appointed by the holders of the Ordinary Shares shall have ten (10) votes in total for any matter which is subject to Board approval, among which YU Jianjun (余建军) shall have five (5) votes and Chen Yuxin (陈宇昕) shall have five (5) votes. Each of the other Directors other than Chen Yuxin (陈宇昕) and YU Jianjun (余建军) shall have one (1) vote for any matter which is subject to Board approval. One of the Co-Chief Executive Officers of the Company, who shall initially be Mr. CHEN Yuxin (陈宇昕) and any replacement of whom shall be subject to the approval of the simple majority of the Shareholders (on a fully diluted and as converted basis).

(k) so long as Tencent holds any Shares in the Company but subject to Section 9.2(l), it may appoint one (1) observer to the Board with no-voting capacity and shall have a right to (i) attend all meetings of the Board, any Subsidiary’s board and all committees thereof, and (ii) be provided with all notices and information that the members of the Board, Subsidiary’s boards and all committees thereof receive and have the access to; provided that such observer shall keep all information obtained in such observation process strictly confidential and not use such information for any purpose other than reporting to Tencent.

(l) Tencent’s right to appoint one (1) observer to the Board as specified in Section 9.2(k) may be terminated by Company’s written notice to Tencent if either one of the following event occurs: (i) the data from at least two of Questmobile, iresearch and qianfan analysis shows the number of daily active users of QQ FM reaches 25% of that of Ximalya FM and 3 million each day for over a week; or (ii) WeChat or QQ starts to block Ximalya apps (except for non-discriminatory blocking following general operational rules of WeChat or QQ), or (iii) Tencent or QQ Music engages in the Fierce Competition (as defined below) against the Company in audio (except for music) or paid knowledge service industry.

“Fierce Competition” means Tencent Music Entertainment Group (“TME”) invests significantly in the audio (except for music) or paid knowledge content service industry, meaning (a) Tencent or TME launches new products primarily for audio (except for music) or paid knowledge content services; or (b) QQ Music, Kugou Music or Kuwo Music (collectively, the “Music Products”) promotes audio (except for music) or paid knowledge content services on their app loading pages (开屏页) or 20% of its focus pictures (焦点图) for over 5 days in any consecutive 30 days (each an “Unusual Promotion Event”). Where the Company reasonably suspects that an Unusual Promotion Event has occurred, the Company shall notify Tencent that it will collect the relevant data (the “Relevant Data”) on its own on a daily basis for a given 30-day period following the notice on its own, and shall provide the Relevant Data of the preceding Business Day (and the intervening public holidays) on a daily basis to Tencent or TME (as the case may be) by 10am on the current Business Day requesting Tencent or TME (as the case may be) to confirm in writing by 6pm of the current Business Day if the Relevant Data of the preceding day is true. If both the Company and Tencent confirm in writing there is Fierce Competition, the Company may terminate the right for Tencent to appoint an observer to the Board of the Company by sending a written notice to Tencent.

9.3 CIIF’s Arrangement in respect of the Board Seat

(a) upon the closing under the CIIF Share Subscription Agreement and receipt of the share purchase price in full by the Company at the closing date under the CIIF Share Subscription Agreement and as long as CIIF holds no less than 4,249,713 Series E-2 Shares (as appropriately adjusted for any share split, share division, share combination, share dividend or similar events), CIIF shall be entitled to appoint an observer to the Board and the Board observer shall be entitled to attend all Board meetings in a non-voting observer capacity; provided however, CIIF’s right to appoint an observer to the Board shall be automatically terminated immediately upon the earlier of (x) consummation of an initial public offering of the shares of the Company or (y) CIIF ceases to hold no less than 4,249,713 Series E-2 Shares (as appropriately adjusted for any share split, share division, share combination, share dividend or similar events);

(b) upon the full exercise by CIIF of the CIIF Option and receipt by the Company of share subscription price (being US$ 60,000,000) paid by CIIF pursuant to exercise of the CIIF Option, CIIF shall be entitled to appoint one (1) director to the Board, and CIIF’s right to appoint an observer to the Board shall be automatically terminated upon the appointment of such director to the Board; for the avoidance of doubt, if CIIF fails to exercise the CIIF Option, CIIF shall still be entitled to the right to appoint one (1) observer to the Board as specified in Section 9.3A(a), so long as CIIF holds no less than 4,249,713 Series E-2 Shares (as appropriately adjusted for any share split, share division, share combination, share dividend or similar events).

9.4 Removal and Replacement of Directors.

(a) Each Shareholder shall have the absolute right to remove any director designated by it at any time at its sole discretion, and each of the Shareholders shall vote its Shares at any general meeting or in any written consent of Shareholders so as to effectuate such right. Except as provided in the preceding sentence, no Shareholder shall vote for the removal of any of the Investor Directors; provided however, such Investor Director may be removed pursuant to Section 9.2 and Section 9.3A(b).

(b) Subject to Section 9.2, if, as a result of death, resignation, removal or otherwise, there shall exist or occur any vacancy on the Board, the Shareholder(s) entitled under Section 9.2 to nominate and/or appoint the Director whose death, resignation, removal or other departure resulted in such vacancy shall nominate and/or appoint another individual to serve in place of such Director and, if required pursuant to the Articles, the Shareholders shall approve the appointment of such individual as Director as soon as practicable thereafter.

9.5 Committees. The Board or the board of directors of any Group Company may establish such committees with such powers as may be permitted by applicable Law and the Articles; provided, that any such committees shall be subject to the direction of and any policies adopted by the Board. Unless otherwise prohibited by applicable Law, the Investor Directors shall have the right to serve as members of each such committee.

9.6 Board Observer. Subject to Section 9.2(k), Section 9.2(l) and Section 9.3, each of GA, Tencent, CIIF and Grand Everlasting Limited Partnership shall have the right to appoint an observer to the Board to attend all Board meetings in a non-voting observer capacity. The Company shall provide such observer with copies of all notices and materials at the same time and in the same manner as the same are provided to the Directors.

9.7 Board Meetings.

(a) Frequency and Location. Meetings of the Board shall take place at least twice a year unless otherwise determined by the Board. Board meetings shall be held in Shanghai or any other location agreed by a simple majority of the Directors; provided, that if the Directors cannot agree on a location for any particular Board meeting, the meeting shall be held in Shanghai.

(b) Notice. A meeting of the Board may be called by any Director by giving notice in writing to the Chairman specifying the date, time and agenda for such meeting. The Chairman shall, promptly following receipt of such notice, deliver a copy of such notice to each Director and each Shareholder, accompanied by a written agenda specifying the business of such meeting and copies of all documents and materials relevant for such meeting. Not less than seven (7) days prior written notice shall be given to all Directors; provided, that such notice period (i) shall not apply in the case of an adjourned meeting pursuant to Section 9.7(a) and (ii) may be reduced with the consent of the Directors whose approval is required to approve the subject matters to be discussed at such meeting.

(c) Telephone Participation. Directors may participate in Board meetings by telephone or video conferencing or any other means of contemporaneous communication; provided, that each Director taking part in the meeting is able to hear each other Director taking part in and; provided, further, that each Director must acknowledge his or her presence for the purpose of the meeting and any Director not doing so shall not be entitled to speak or vote at the meeting. Such participation shall constitute presence for purposes of the quorum provisions of Section 9.7(a). A Director may not leave the meeting by disconnecting his or her telephone or other means of communication unless he or she has previously obtained the express consent of the Chairman and a Director shall conclusively be presumed to have been present and formed part of the quorum at all times during the meeting unless he or she has previously obtained the express consent of the Chairman to leave the meeting as aforesaid.

(d) Written Resolutions. Any action that may be taken by the Directors at a Board meeting may alternatively be taken by a written resolution signed by all of the Directors (which may be signed in counterparts). The expressions “written” and “signed” include writings or signatures transmitted by facsimile or electronic mail.

9.8 Action of the Board.

(a) Quorum of the Board. All meetings of the Board shall require a quorum of at least a majority of the Directors (including a majority of the Investor Directors). If such a quorum is not present within sixty minutes after the time appointed for the meeting, the meeting shall be adjourned to the same place and at the same day and time the following week (or if such day is not a Business Day, at the same time on the following Business Day), at which meeting the Directors present shall constitute a valid quorum.

(b) Ordinary Actions. At any Board meeting, except otherwise contemplated in Section 9.2(j), each Director may exercise one vote. Any Director may, by written notice to the Chairman, (i) authorize another Director to attend and vote by proxy for such Director at any Board meeting or (ii) appoint an alternate Director to attend and vote for such Director at any Board meeting. Subject to Section 8, the adoption of any resolution of the Board shall require the affirmative votes of a majority of the voting power of the Directors present at a duly convened meeting of the Board. Any Director may put forth a resolution for vote at a Board meeting.

10. INFORMATION AND INSPECTION RIGHTS

10.1 Delivery of Financial Statements and Other Information.

(i) The Company shall deliver, as soon as practicable (but in any event within the timeframe specified below), to each Preferred Shareholder holding at least one percent (1%) (either on its own or together with any of its Affiliates) of the total issued and outstanding Ordinary Shares on an as-converted basis (assuming the conversion of all securities convertible into Ordinary Shares and exercise of all warrants, options and other securities exercisable for Shares) but otherwise non-diluted basis the information set forth below:

(a) within one (1) month after the end of each calendar quarter, the unaudited consolidated quarterly financial statements of the Group Companies for such quarter, including a profit and loss statement, balance sheet and cash flow statement; and

(b) within one hundred and twenty (120) days after the end of each fiscal year, the audited consolidated annual financial statements of the Group Companies for such fiscal year, which shall be audited by a Big 4 Accounting Firm.

(ii) The Company shall deliver, as soon as practicable (but in any event within one (1) month after the end of each calendar quarter), to each Preferred Shareholder holding less than one percent (1%) (either on its own or together with any of its Affiliates) of the total issued and outstanding Ordinary Shares on an as-converted basis (assuming the conversion of all securities convertible into Ordinary Shares and exercise of all warrants, options and other securities exercisable for Shares) but otherwise non-diluted basis, the unaudited consolidated quarterly financial statements of the Group Companies for such quarter, including a profit and loss statement, balance sheet and cash flow statement.

10.2 All financial statements to be provided to any Investor pursuant to this Section 10.1, including the Articles, shall be prepared in accordance with PRC GAAP, IFRS or U.S. GAAP.

10.3 Inspection Rights. Each Group Company shall, and the Founders shall procure each Group Company to, permit each Preferred Shareholder holding at least one percent (1%) (either on its own or together with any of its Affiliates) of the total issued and outstanding Ordinary Shares on an as-converted basis (assuming the conversion of all securities convertible into Ordinary Shares and exercise of all warrants, options and other securities exercisable for Shares) but otherwise non-diluted basis or its duly designated representatives, at its own cost and during normal business hours, to visit and inspect the relevant Group Company, and to examine the facilities, books of account, records, financial vouchers, financial statements of the Group Company, and to discuss the businesses, operations and conditions of the Group Company with the directors of such entities.

11. REGISTRATION RIGHTS

11.1 Applicability of Rights. The Holders shall be entitled to the following rights with respect to any proposed public offering of the Company’s Ordinary Shares in the United States and shall be entitled to reasonably equivalent or analogous rights with respect to any other offering of the Company’s securities in Hong Kong or any other jurisdiction in which the Company undertakes to publicly offer or list such securities for trading on a recognized securities exchange.

11.2 Demand Registration.

(a) Registration Other Than on Form F-3 or Form S-3. Subject to the terms of this Agreement, at any time or from time to time after the earlier of (i) the fourth (4th) anniversary following the Series E-3 Closing or the Series E-4 Closing, whichever is later or (ii) the date that is six (6) months after the closing of the IPO, Holder(s) (x) holding at least 10% or more of the then outstanding Registrable Securities or (y) holding Registrable Securities representing an anticipated aggregate offering price no less than US$50,000,000 may request in writing that the Company effect a Registration of their Registrable Securities. Upon receipt of such a request, the Company shall (x) promptly give written notice of the proposed Registration to all other Holders and (y) as soon as practicable, use its best efforts to cause the Registrable Securities specified in the request, together with any Registrable Securities of any Holder who requests in writing to join such Registration within fifteen (15) days after the Company’s delivery of written notice, to be Registered and/or qualified for sale and distribution in such jurisdiction as the Initiating Holders may request. The Company shall not be obligated to effect more than two (2) Registrations pursuant to Section 11.2(a) hereof that have been declared and ordered effective; provided that if the sale of all of the Registrable Securities sought to be included pursuant to this Section 11.2(a) hereof is not consummated for any reason other than due to the action or inaction of the Holders including Registrable Securities in such Registration, such Registration shall not be deemed to constitute one of the Registration rights granted pursuant to Section 11.2(a) hereof.

(b) Registration on Form F-3 or Form S-3. Subject to the terms of this Agreement, if the Company qualifies for registration on Form F-3 or Form S-3 (or any comparable form for Registration in a jurisdiction other than the United States), Holders holding at least 5% or more of the then outstanding Registrable Securities may request the Company to file, in any jurisdiction in which the Company has had a registered underwritten public offering, a Registration Statement on Form F-3 or Form S-3 (or any comparable form for Registration in a jurisdiction other than the United States), including without limitation any registration statement filed under the Securities Act providing for the registration of, and the sale on a continuous or a delayed basis by the Holders of, all of the Registrable Securities pursuant to Rule 415 under the Securities Act and/or any similar rule that may be adopted by the Commission. Upon receipt of such a request, the Company shall (i) promptly give written notice of the proposed Registration to all other Holders and (ii) as soon as practicable, use its best efforts to cause the Registrable Securities specified in the request, together with any Registrable Securities of any Holder who requests in writing to join such Registration within fifteen (15) days after the Company’s delivery of written notice, to be Registered and qualified for sale and distribution in such jurisdiction within sixty (60) days of the receipt of such request. The Holders shall be entitled to an unlimited number of registrations on Form F-3 or Form S-3 so long as an anticipated aggregate gross offering price of such registration offerings is no less than US$5,000,000; provided that, the Company shall be obligated to effect no more than two (2) Registrations that have been declared and ordered effective within any twelve (12)-month period pursuant to Section 11.2(b) hereof; provided further that, if the sale of all of the Registrable Securities sought to be included pursuant to Section 11.2(b) hereof is not consummated for any reason other than due to the action or inaction of the Holders including Registrable Securities in such Registration, such Registration shall not be deemed to constitute one of the Registration rights granted pursuant to Section 11.2(b) hereof.

(c) Right of Deferral.

(i) The Company shall not be obligated to Register or qualify Registrable Securities pursuant to Section 11.2:

a) if, within ten (10) days of the receipt of any request of the Holders to Register any Registrable Securities under Section 11.2(a) or 11.2(b) hereof, the Company gives notice to the Initiating Holders of its bona fide intention to effect the filing for its own account of a Registration Statement of Ordinary Shares within sixty (60) days of receipt of that request; provided, that the Company is actively employing in good faith its best efforts to cause that Registration Statement to become effective within sixty (60) days of receipt of that request; provided, further, that the Holders are entitled to join such Registration subject to Section 11.3 hereof (other than a registration of securities in a transaction under Rule 145 of the Securities Act or with respect to an employee benefit plan);

b) during the period starting with the date of filing by the Company of, and ending six (6) months following the effective date of any Registration Statement pertaining to Ordinary Shares of the Company; provided, that the Holders are entitled to join such Registration subject to Section 11.3 hereof (other than a registration of securities in a transaction under Rule 145 of the Securities Act or with respect to an employee benefit plan); or

c) in any jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such Registration or qualification, unless the Company is already subject to service of process in such jurisdiction.

(ii) If, after receiving a request from Holders pursuant to Section 11.2(a) or 11.2(b) hereof, the Company furnishes to the Holders a certificate signed by the chief executive officer of the Company stating that, in the good faith judgment of the Board, it would be materially detrimental to the Company or its members for a Registration Statement to be filed in the near future, then the Company shall have the right to defer such filing for a period during which such filing would be materially detrimental, provided, that the Company may not utilize this right and/or the deferral right contained in this clause (ii) for more than ninety (90) days on any one occasion (except for Registration on Form F-3 or Form S-3, which shall be sixty (60) days) or for more than once during any twelve (12) month period; provided, further, that the Company may not Register any other of its securities during such period (except for Registrations contemplated by Section 11.3(d).

(d) Underwritten Offerings. If, in connection with a request to Register Registrable Securities under Section 11.2(a) or 11.2(b) hereof, the Initiating Holders seek to distribute such Registrable Securities in an underwritten offering, they shall so advise the Company as part of the request, and the Company shall include such information in the written notice to the other Holders described in Section 11.2(a) or 11.2(b) hereof. In such event, the right of any Holder to include its Registrable Securities in such Registration shall be conditioned upon such Holder’s participation in such underwritten offering and the inclusion of such Holder’s Registrable Securities in the underwritten offering (unless otherwise mutually agreed by a majority-in-interest of the Initiating Holders and such Holder, taken together) to the extent provided herein. All Holders proposing to distribute their securities through such underwritten offering shall enter into an underwriting agreement in customary form with the underwriter or underwriters of internationally recognized standing selected for such underwritten offering by the holders of a majority of all Registrable Securities proposed to be included in such Registration and reasonably acceptable to the Company. Notwithstanding any other provision of this Agreement, if the managing underwriter advises the Company that marketing factors (including without limitation the aggregate number of securities requested to be Registered, the general condition of the market, and the status of the Persons proposing to sell securities pursuant to the Registration) require a limitation of the number of Registrable Securities to be underwritten in a Registration pursuant to Section 11.2(a) or 11.2(b) hereof, the underwriters may (i) in the event the offering is the Company’s IPO, exclude from the underwritten offering all of the Registrable Securities (so long as the only securities included in such offering are those sold for the account of the Company), or (ii) otherwise exclude up to 25% of the Registrable Securities requested to be Registered but only after first excluding all other equity securities (except for securities sold for the account of the Company) from the Registration and underwritten offering and so long as the number of Registrable Securities to be included in the Registration is allocated among all Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities requested by such Holders to be included. Any Registrable Securities excluded or withdrawn from such underwritten offering shall be withdrawn from the Registration. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to a Holder to the nearest one hundred (100) shares.

11.3 Piggyback Registrations.

(a) Registration of the Company’s Securities. Subject to the terms of this Agreement, if the Company proposes to Register for its own account any of its equity securities, or for the account of any holder (other than a Holder) of equity securities any of such holder’s equity securities, in connection with the public offering of such securities (except as set forth in Section 11.3(d) hereof), the Company shall promptly give each Holder written notice of such Registration and, upon the written request of any Holder given within fifteen (15) days after delivery of such notice, the Company shall use its best efforts to include in such Registration any Registrable Securities thereby requested to be Registered by such Holder. If a Holder decides not to include all or any of its Registrable Securities in such Registration by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent Registration Statement or Registration Statements as may be filed by the Company, all upon the terms and conditions set forth herein. For avoidance of any doubt, without prior consent of the Holder(s) holding at least 50% or more of the then outstanding Registrable Securities, any holder of equity securities of the Company shall not be entitled to any Piggyback Registration Right equal to or more favorable to the Preferred Shareholders.

(b) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any Registration initiated by it under Section 11.3(a) hereof prior to the effectiveness of such Registration, whether or not any Holder has elected to participate therein. The expenses of such withdrawn Registration shall be borne by the Company in accordance with Section 11.4(c) hereof.

(c) Underwriting Requirements.

(i) In connection with any offering involving an underwriting of the Company’s equity securities, the Company shall not be required to Register the Registrable Securities of a Holder under Section 11.3 hereof unless such Holder’s Registrable Securities are included in the underwritten offering and such Holder enters into an underwriting agreement in customary form with the underwriter or underwriters of internationally recognized standing selected by the Company and setting forth such terms for the underwritten offering as have been agreed upon between the Company and the underwriters. In the event the underwriters advise Holders seeking Registration of Registrable Securities pursuant to Section 11.3 hereof in writing that market factors (including the aggregate number of Registrable Securities requested to be Registered, the general condition of the market, and the status of the Persons proposing to sell securities pursuant to the Registration) require a limitation of the number of Registrable Securities to be underwritten, the underwriters may (i) in the event the offering is the Company’s IPO, exclude all of the Registrable Securities (so long as the only securities included in such offering are those sold for the account of the Company and no securities of other selling shareholders are included), or (ii) otherwise exclude up to 25% of the Registrable Securities requested to be Registered but only after first excluding all other equity securities (except for securities sold for the account of the Company) from the Registration and underwriting and so long as the number of Registrable Securities to be included in such Registration is allocated among all Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities requested by such Holders to be included. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to a Holder to the nearest one hundred (100) shares.

(ii) If any Holder disapproves the terms of any underwriting, the Holder may elect to withdraw therefrom by written notice to the Company and the underwriters delivered at least ten (10) days prior to the effective date of the Registration Statement. Any Registrable Securities excluded or withdrawn from the underwritten offering shall be withdrawn from the Registration. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any Registration proceeding begun pursuant to Section 11.3(a) or 11.3(b) hereof if the Registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration), unless such withdrawal is due to an action or inaction of the Company or an event outside of the reasonable control of such Holders.

(d) Exempt Transactions. The Company shall have no obligation to Register any Registrable Securities under Section 11.3 hereof in connection with a Registration by the Company (i) relating solely to the sale of securities to participants in a company share plan, or (ii) relating to a corporate reorganization or other transaction under Rule 145 of the Securities Act (or comparable provision under the Laws of another jurisdiction, as applicable).

11.4 Registration Procedures.

(a) Registration Procedures and Obligations. Whenever required under this Agreement to effect the Registration of any Registrable Securities held by the Holders, the Company shall, as expeditiously as reasonably possible:

(i) Prepare and file with the Commission a Registration Statement with respect to those Registrable Securities and use its best efforts to cause that Registration Statement to become effective, and, upon the request of the Holders holding a majority of the Registrable Securities Registered thereunder, keep the Registration Statement effective for up to one hundred twenty (120) days or, if earlier, until the distribution thereunder has been completed; provided, however, that (a) such one hundred twenty (120) day period shall be extended for a period of time equal to the period any Holder refrains from selling any Registrable Securities included in such Registration at the written request of the underwriter(s) for such Registration, and (b) in the case of any Registration of Registrable Securities on Form F-3 or Form S-3 that are intended to be offered on a continuous or delayed basis, subject to compliance with applicable rules promulgated by the Securities and Exchange Commission, such one hundred twenty (120) day period shall be extended, if necessary, to keep the Registration Statement or such comparable form, as the case may be, effective until all such Registrable Securities are sold;

(ii) Prepare and file with the Commission amendments and supplements to that Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to comply with the provisions of applicable securities Laws with respect to the disposition of all securities covered by the Registration Statement;

(iii) Furnish to the Holders the number of copies of a prospectus, including a preliminary prospectus, required by applicable securities Laws, and any other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

(iv) Use its best efforts to Register and qualify the securities covered by the Registration Statement under the securities Laws of any jurisdiction, as reasonably requested by the Holders, provided, that the Company shall not be required to qualify to do business or file a general consent to service of process in any such jurisdictions;

(v) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in customary form, with the managing underwriter(s) of the offering;

(vi) Promptly notify each Holder of Registrable Securities covered by the Registration Statement at any time when a prospectus relating thereto is required to be delivered under applicable securities Laws of (a) the issuance of any stop order by the Commission, or (b) the happening of any event or the existence of any condition as a result of which any prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, or if in the opinion of counsel for the Company it is necessary to supplement or amend such prospectus to comply with law, and at the request of any such Holder promptly prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made or such prospectus, as supplemented or amended, shall comply with law;

(vii) Furnish, at the request of any Holder requesting Registration of Registrable Securities pursuant to this Agreement, on the date that such Registrable Securities are delivered for sale in connection with a Registration pursuant to this Agreement, (i) an opinion, dated the date of the sale, of the counsel representing the Company for the purposes of the Registration, in form and substance as is customarily given to underwriters in an underwritten public offering; and (ii) a comfort letter dated the date of the sale, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters;

(viii) Otherwise comply with all applicable rules and regulations of the Commission to the extent applicable to the applicable registration statement and use its best efforts to make generally available to its security holders (or otherwise provide in accordance with Section 11(a) of the Securities Act) an earnings statement satisfying the provisions of Section 11(a) of the Securities Act, no later than forty-five (45) days after the end of a twelve (12) month period (or ninety (90) days, if such period is a fiscal year) beginning with the first month of the Company’s first fiscal quarter commencing after the effective date of such registration statement, which statement shall cover such twelve (12) month period, subject to any proper and necessary extensions;

(ix) Not, without the prior consent of the holders of at least a majority of the then outstanding Registrable Securities, make any offer relating to the Securities that would constitute a “free writing prospectus,” as defined in Rule 405 promulgated under the Securities Act;

(x) Provide a transfer agent and registrar for all Registrable Securities Registered pursuant to the Registration Statement and, where applicable, a number assigned by the Committee on Uniform Securities Identification Procedures for all those Registrable Securities, in each case not later than the effective date of the Registration; and

(xi) Take all reasonable action necessary to list the Registrable Securities on the primary exchange on which the Company’s securities are then traded or, in connection with an IPO, the primary exchange on which the Company’s securities will be traded.

(b) Information from Holder. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the Registration of such Holder’s Registrable Securities.

(c) Expenses of Registration. All expenses, other than the underwriting discounts, selling commissions or separate legal fee applicable to the sale of Registrable Securities pursuant to this Agreement (which shall be borne by the Holders requesting Registration on a pro rata basis in proportion to their respective numbers of Registrable Securities sold in such Registration), incurred in connection with Registrations, filings or qualifications pursuant to this Agreement, including (without limitation) all Registration, fees of one selling advisor, filing and qualification fees, printers’ and accounting fees (including any expenses arising from any “cold comfort” letters or any special audits incident to or required by any registration or qualification), “roadshow” expenses if the underwriters advise that a “roadshow” is advisable to complete the proposed sale of Registrable Securities, fees and disbursements of counsel for the Company and reasonable fees and disbursement of one counsel for all selling Holders, shall be borne by the Company. The Company shall not, however, be required to pay for any expenses of any Registration proceeding begun pursuant to this Agreement if the Registration request is subsequently withdrawn at the request of a majority-in-interest of the Holders requesting such Registration (in which case all participating Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be thereby Registered in the withdrawn Registration) unless the Holders of at least a majority of the Registrable Securities then outstanding agree that such registration constitutes the use by the Holders of one (1) demand registration pursuant to Section 11.2(a) or Section 11.2(b); provided, however, that if at the time of such withdrawal, the Holders have learned of a Material Adverse Effect of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such Material Adverse Effect, then the Holders shall not be required to pay any of such expenses and the Company shall pay any and all such expenses.

11.5 Registration-Related Indemnification.

(a) Company Indemnity.

(i) To the maximum extent permitted by law, the Company will indemnify and hold harmless each Holder, such Holder’s partners, officers, directors, shareholders and legal counsel, any underwriter (as defined in the Securities Act) and each Person, if any, who controls (as defined in the Securities Act) such Holder or underwriter, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under Laws which are applicable to the Company and relate to action or inaction required of the Company in connection with any Registration, qualification, or compliance, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (each a “Violation”): (a) any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement, on the effective date thereof (including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto), (b) the omission or alleged omission to state in the Registration Statement, on the effective date thereof (including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto), a material fact required to be stated therein or necessary to make the statements therein not misleading, or (c) any violation or alleged violation by the Company of applicable securities Laws, or any rule or regulation promulgated under applicable securities Laws. The Company will reimburse each such Holder, underwriter or controlling Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action.

(ii) The indemnity agreement contained in Section 11.5(a) hereof shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld or delayed), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises solely out of or is solely based upon a Violation that occurs in reliance upon and in conformity with written information furnished in a certificate expressly for use in connection with such Registration by any such Holder, such Holder’s partners, officers, directors, and legal counsel, any underwriter (as defined in the Securities Act) and each Person, if any, who controls (as defined in the Securities Act) such Holder or underwriter. Further, the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Holder or other aforementioned Person, or any Person controlling such Holder, from whom the Person asserting any such losses, claims, damages or liabilities purchased shares in the offering, if a copy of the most current prospectus was not sent or given by or on behalf of such Holder or other aforementioned Person to such Person, if required by law to have been so delivered, at or prior to the written confirmation of the sale of the shares to such Person, and if the prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

(b) Holder Indemnity.

(i) To the maximum extent permitted by law, each selling Holder that has included Registrable Securities in a Registration will, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, legal counsel and accountants, any underwriter, any other Holder selling securities in connection with such Registration and each Person, if any, who controls (within the meaning of the Securities Act) the Company, such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing Persons may become subject, under applicable securities Laws, or any rule or regulation promulgated under applicable securities Laws, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder in a certificate expressly for use in connection with such Registration; and each such Holder will reimburse any Person intended to be indemnified pursuant to Section 11.5(b) hereof, for any legal or other expenses reasonably incurred by such Person in connection with investigating or defending any such loss, claim, damage, liability or action. No Holder’s liability under Section 11.5(b) hereof shall exceed the net proceeds (less underwriting discounts and selling commissions) received by such Holder from the offering of securities made in connection with that Registration.

(ii) The indemnity contained in Section 11.5(b) hereof shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld or delayed).

(c) Notice of Indemnification Claim. Promptly after receipt by an indemnified party under Section 11.5(a) or (b) hereof of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under Section 11.5(a) or (b) hereof, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the indemnifying parties. An indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonably incurred fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party, to the extent so prejudiced, of any liability to the indemnified party under Section 11.5 hereof, but the omission to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 11.5.

(d) Contribution. If any indemnification provided for in Section 11.5(a) or 11.5(b) hereof is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other, in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. No Holder’s liability under Section 11.5(d) hereof, when combined with such Holder’s liability under Section 11.5(b) hereof, shall exceed the net proceeds (less underwriting discounts and selling commissions) received by such Holder from the offering of securities made in connection with that Registration.

(e) Underwriting Agreement. To the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f) Survival. The obligations of the Company and Holders under Section 11.5 hereof shall survive the completion of any offering of Registrable Securities in a Registration Statement under this Agreement.

11.6 Additional Registration-Related Undertakings.

(a) Reports under the Exchange Act. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any comparable provision of any applicable securities Laws that may at any time permit a Holder to sell securities of the Company to the public without Registration or pursuant to a Registration on Form F-3 or Form S-3 (or any comparable form in a jurisdiction other than the United States), the Company agrees to:

(i) make and keep public information available, as those terms are understood and defined in Rule 144 (or comparable provision, if any, under applicable securities Laws in any jurisdiction where the Company’s securities are listed), at all times following ninety (90) days after the effective date of the first Registration under the Securities Act filed by the Company for an offering of its securities to the general public;

(ii) file with the Commission in a timely manner all reports and other documents required of the Company under all applicable securities Laws; and

(iii) at any time following ninety (90) days after the effective date of the first Registration under the Securities Act filed by the Company for an offering of its securities to the general public by the Company, promptly furnish to any Holder holding Registrable Securities, upon request (a) a written statement by the Company that it has complied with the reporting requirements of all applicable securities Laws at any time after it has become subject to such reporting requirements or, at any time after so qualified, that it qualifies as a registrant whose securities may be resold pursuant to Form F-3 or Form S-3 (or any form comparable thereto under applicable securities Laws of any jurisdiction where the Company’s securities are listed), (b) a copy of the most recent annual or quarterly report of the Company and such other reports and documents as filed by the Company with the Commission, and (c) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the Commission, that permits the selling of any such securities without Registration or pursuant to Form F-3 or Form S-3 (or any form comparable thereto under applicable securities Laws of any jurisdiction where the Company’s Securities are listed).

(b) Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of holders of at least a majority of the then outstanding Registrable Securities held by all Holders, enter into any agreement with any holder or prospective holder of any equity securities of the Company that would allow such holder or prospective holder (i) to include such equity securities in any Registration filed under Section 11.2 or 11.3 hereof, unless under the terms of such agreement such holder or prospective holder may include such equity securities in any such Registration only to the extent that the inclusion of such equity securities will not reduce the amount of the Registrable Securities of the Holders that are included, (ii) to demand Registration of their equity securities, or (iii) cause the Company to include such equity securities in any Registration filed under Section 11.2 or 11.3 hereof on a basis pari passu with or more favorable to such holder or prospective holder than is provided to the Holders of Registrable Securities.

(c) “Market Stand-Off” Agreement. Each Shareholder agrees, if so required by the managing underwriter(s), that it will not during the period commencing on the date of the final prospectus relating to the Company’s IPO and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days from the date of such final prospectus) (i) lend, offer, pledge, hypothecate, hedge, sell, make any short sale of, loan, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any equity securities of the Company (other than those included in such offering) or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the equity securities of the Company, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of equity securities of the Company or such other securities, in cash or otherwise; provided, that (x) all directors, officers and all other holders of at least 1% of the outstanding share capital of the Company must be bound by restrictions at least as restrictive as those applicable to any such holder pursuant to Section 11.6(c) hereof, (y) Section 11.6(c) hereof shall not apply to the extent that any other members subject to substantially similar restrictions are released, and (z) the lockup agreements shall permit such holders to transfer their Registrable Securities to their respective affiliates so long as the transferees enters into the same lockup agreement. The underwriters in connection with the Company’s IPO are intended third party beneficiaries of Section 11.6(c) hereof and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. In order to enforce the foregoing covenant, the Company may place restrictive legends on the certificates and impose stop-transfer instructions with respect to the Registrable Securities of each shareholder (and the shares or securities of every other Person subject to the foregoing restriction) until the end of such period.

(d) Termination of Registration Rights. The registration rights set forth in Sections 11.2 and 11.3 hereof above shall terminate on the earlier of (i) the date that is five (5) years after the date of closing of an IPO and (ii) with respect to any Holder that is not an Affiliate of the Company and has not been an Affiliate of the Company within the immediately following ninety (90)-day period, the date on which such Holder may sell all of such Holder’s Registrable Securities under Rule 144 of the Securities Act in any ninety (90)-day period.

(e) Exercise of Preferred Shares. Notwithstanding anything to the contrary provided in this Agreement, the Company shall have no obligation to register Registrable Securities which, have not been exercised, converted or exchanged, as applicable, for Ordinary Shares.

11.7 Jurisdiction. The terms of this Section 11 are drafted primarily in contemplation of an offering of securities in the United States of America. The Parties recognize, however, the possibility that securities may be qualified or registered for offering to the public in a jurisdiction other than the United States of America where registration rights have significance or that the Company might effect an offering in the United States of America in the form of American depositary receipts or American depositary shares. Accordingly:

(a) It is their intention that, whenever this Section or any other provision of this Agreement refers to a law, form, process or institution of the United States of America but the parties wish to effectuate qualification or registration in a different jurisdiction where registration rights have significance, such references to the laws or institutions of the United States shall be read as referring, mutatis mutandis, to the comparable laws or institutions of the jurisdiction in question; and

(b) It is agreed that the Company will not undertake any listing of American depositary receipts, American depositary shares or any other security derivative of the Company’s Ordinary Shares unless arrangements have been made reasonably satisfactory to a majority-in-interest of the Shareholders to ensure that the spirit and intent of this Agreement will be realized and that the Company is committed to take such actions as are necessary such that the Shareholders will enjoy rights corresponding to the rights hereunder to sell their Registrable Securities in a public offering in the United States of America as if the Company had listed Ordinary Shares in lieu of such derivative securities.

12. ADDITIONAL COVENANTS

12.1 Notification to the Investors. The Founders and the Company shall promptly notify the Investors of (a) the occurrence of any transaction or event (i) as a consequence of which (whether alone or together with any one or more transactions or events occurring before, on or after the date of the Series E-3 Closing) any material Liability of any Group Company has arisen or will or may arise, including any legal proceedings or material threatened legal proceedings, (ii) which may otherwise cause a Material Adverse Effect or (iii) which constitutes or is likely to constitute a material breach, and (b) any investigation by any Governmental Authority concerning any Group Company, which the Founders believes in good faith may cause a Material Adverse Effect.

12.2 Tax Matters. Each Group Company will comply and will cause any entity which such Group Company Controls or in which such Group Company owns a majority of equity securities (directly or indirectly) to comply on an annual basis with respect to its taxable year with all record-keeping, reporting, and other requirements necessary for the Group Company and any entity which such Group Company Controls or in which the Group Company owns a majority of equity securities (directly or indirectly) to comply with any applicable Tax Law in all material respects or to allow any direct or indirect shareholder or owner to avail itself of any applicable provision of Tax Laws.

12.3 Tax Compliance. Upon the request of any Investor, the Company shall:

(a) provide to such Investors and/or its appointed advisers, as soon as reasonably practicable, all information and documentation filed with any Tax Authority such Investor may reasonably request in relation to the Tax affairs of the Group, including, for the avoidance of doubt, drafts and/or copies of the annual Tax Returns; and

(b) furnish to such Investor (or to any adviser as such Investor so requests) copies of all Tax receipts and any other documents substantiating Tax payments made during the prior taxable year by any Group Company to any relevant Tax Authority as soon as reasonably practicable.

12.4 CFC.

(a) The Company shall, as soon as practicable, but in any event within sixty days after the end of each fiscal year of the Company, examine its “controlled foreign corporation” status as defined in Section 957 of the Code and the Treasury Regulations thereunder (“CFC”) and the CFC status of all other Group Companies, including, in each case, by seeking advice of a Big 4 Accounting Firm, and shall immediately notify the Investors if the Company or any other Group Company becomes aware of any change in the CFC status of the Company or any other Group Company for any taxable year.

(b) If it is determined that the Company or any other Group Company is a CFC, the Company shall provide to each Investor such information as soon as practicable, but in any event within sixty days after the end of each fiscal year of the Company or any other Group Company, as is required to timely comply with applicable US federal income tax reporting and any related requirements, including maintaining financial information prepared in accordance with US generally accepted accounting principles.

(c) In the event that the Company or any other Group Company is determined to be a CFC as defined in the Code, the Company agrees to use commercially reasonable efforts, to the extent not materially inconsistent or incompatible with the Company’s, or if applicable, any other Group Company’s, then-current business objectives, to avoid generating Subpart F Income (within the meaning of Section 951(b) of the Code).

12.5 PFIC.

(a) The relevant Group Companies shall, as soon as practicable, but in any event within sixty days after the end of each fiscal year of the Company, examine whether the Company or any other Group Company is a “passive foreign investment company” (a “PFIC”) as defined in the Code, including, in each case, by seeking advice of a Big 4 Accounting Firm, for any applicable year and shall immediately notify the Investors if the Company or any other Group Company becomes aware of any change in the PFIC status of the Company or any other Group Company for any taxable year.

(b) If it is determined that the Company or any other Group Company is a PFIC for any applicable year, the Company shall obtain and provide to each Investor such information as soon as practicable, but in any event within sixty days after the end of each fiscal year of the Company or any other Group Company, as such Investor may reasonably require in order to comply with all provisions of the Code with respect to PFICs, including but not limited to timely filing and maintaining a “qualified electing fund” election in the US with respect to the Company and/or such other Group Company, as the case may be, or filing a “protective statement” pursuant to Section 1.1295-3 of the Treasury Regulations with respect to the Company or any such other Group Company, as the case may be, and to comply with all other requirements of the “qualified electing fund” election.

12.6 Circular 7. The relevant Group Companies shall provide to each Investor such information as such Investor may reasonably request in order to enable such Investor to make any filings pursuant to Circular No. 7 on Several Issues of Enterprise Income Tax on Income Arising from Indirect Transfers of Property by Nonresident Enterprises (SAT Bulletin [2015] No.7) (关于非居民企业间接转 让财产企业所得税若干问题的公告 (国家税务总局公告 2015 年第 7 号 )), dated February 3, 2015 and effective as of the same date, including any amendment, implementing rules, or official interpretation thereof or any replacement, successor or alternative legislation having the same subject matter thereof.

12.7 US Tax Classification. The Company shall not change its classification for United States federal income tax purposes under Section 301.7701 of the Treasury Regulations by filing an election on IRS Form 8832 (or any successor) or otherwise, and shall prevent each Group Company from changing each such Group Company’s classification for United States federal income tax purposes under Section 301.7701 of the Treasury Regulations, in each case, without the prior written consent of the Investors.

12.8 Intellectual Property Protection. The Group Companies shall make their commercially reasonable endeavors to ensure that each Group Company shall take all steps promptly to protect its intellectual property rights, including (a) registering and maintaining all of its trademarks, brand names, domain names and copyrights, (b) wherever prudent applying for patents on its designs and technology and (c) enforcing its intellectual property rights against any infringing Person.

12.9 Anti-corruption Compliance; Internal Controls.

(a) The Founders and the Company represents and warrants that none of the Group Companies has conducted any Anti-Corruption Prohibited Activity.

(b) The Company shall keep proper, complete and accurate books of account in accordance with the applicable accounting standards approved by the Board. The Company shall have its accounts and those of the other Group Companies reviewed half-yearly, and audited annually, by the auditor in accordance with such standards and any applicable stock exchange rules.

(c) The Company shall ensure that each Group Company shall (i) make and keep books, records and accounts which accurately and fairly reflect, in reasonable detail, their transactions and dispositions of assets, (ii) install and have in operation an accounting and control system and management information system, and books of account and other records, which together will give a complete and accurate view of the financial condition of such Group Company and the results of its operations; and maintain systems of internal controls (including, but not limited to, accounting systems, purchasing systems and billing systems) to ensure compliance with Anti-Corruption Laws.

12.10 Ethical Business Practices. The Founders and the Company shall ensure that no Group Company or director, officer, employee, agent or any other representative of any Group Company shall take any action in violation of any Anti-Corruption Laws or undertake or cause to be undertaken any Anti-Corruption Prohibited Activity. The Founders shall not, and shall procure their Affiliates and the directors, officers, employees, agents and other representatives of such Affiliates not to, take any action in violation of any Anti-Corruption Laws or undertake or cause to be undertaken any Anti-Corruption Prohibited Activity. For the avoidance of doubt, if any employee, agent or representative violates an Anti-Corruption Law or undertakes an Anti-Corruption Prohibited Activity of which neither the Founders, the Company, nor the Group Companies had any knowledge or reason to know, and the Founders, the Company, and the Group Companies have taken all reasonable efforts to prevent such violation or prohibited activity and have otherwise complied with all the requirements of Sections 12.9, 12.10, and 12.11, the Founders and the Company shall not be liable to the other Parties for such violation or prohibited activity.

12.11 Anti-Corruption Policies and Procedures. The Company shall ensure that each Group Company shall maintain such policies and procedures in relation to anti-corruption and business ethics as may be required under Anti-Corruption Laws applicable to such Group Company and generally accepted standards of business conduct and ethics, including, where applicable, in relation to (a) bribery, gifts and entertainment, (b) political contributions and (c) monitoring, risk assessment and internal audit procedures. Without limiting the foregoing, the Company shall implement the anti-corruption policies and procedures specified in Schedule D. The Founders shall procure that each Group Company comply with such policies and procedures and take all reasonable and necessary actions in order for the Group to comply with Anti-Corruption Laws.

12.12 Absence of Government Official Economic Interest. Each of the Founders and the Company covenants, on its own behalf and on behalf of each Group Company, that (a) no Government Official of China or Hong Kong shall directly hold, and the Group Companies shall not knowingly permit any such Government Official to indirectly hold, an ownership or other economic interest in any Group Company or in the contractual relationship formed by this Agreement, and (b) no such Government Official shall serve, and the Group Companies shall not knowingly permit any such Government Official to serve, as an officer, director or employee at or above managerial level of any Group Company, except in each case specified in (a) and (b) as has been disclosed to, and consented to in writing by, the Majority Series E Preferred Shareholders.

12.13 Prohibited Persons. The Founders and the Group Companies which are Parties to this Agreement shall ensure that (a) the proceeds of the Series E Preferred Shareholders’ investment will not directly or indirectly be loaned, used, contributed or otherwise made available to any subsidiary, joint venture partner or other Person for any purposes relating to any sales or operations in any country or territory that is the subject of any U.S. Economic Sanctions or to financing the activities of any Sanctioned Person, (b) the use of such proceeds will be in compliance with and will not result in the breach by any Person of the U.S. Economic Sanctions or any embargos or sanctions regulations imposed by the United Nations and (c) the Company will not engage, directly or indirectly, in any other activity that would result in such breach of U.S. Economic Sanctions by the Investor.

12.14 SAFE Regulations Compliance. To the extent any Shareholder is subject to or under the jurisdiction of foreign currency regulations of PRC (including but not limited to Notice Regarding Certain Administrative Measures on Financing, Outbound Investments and Inbound Investments by PRC Residents Through Offshore Special Purpose Vehicles (《关于境内居民通过特殊目的公司境外投融资及返程投资外汇管理有关问题的通知》 ) issued by the PRC State Administration of Foreign Exchange (“SAFE”) on July 4, 2014, and any relevant laws and regulations regarding the overseas direct investment relating to any Shareholder’s investment in any Group Company), including any amendment, implementing rules, or official interpretation thereof or any replacement, successor or alternative legislation having the same subject matter thereof (collectively, the “SAFE Regulations”), such Shareholder shall at its own expense comply with the SAFE Regulations and deliver (or cause to be delivered) to the Company all registrations, approvals or other appropriate supporting documents evidencing its compliance thereof. Especially, each Warrant Holder shall spare every effort to complete the ODI Approvals (as defined under the respective Warrants, if applicable) and/or offer the Company a Qualified Affiliate (as defined under the respective Warrants, if applicable) to the satisfaction of the Company as soon as practicable but in no event later than the expiration of the Exercise Period (as defined under the respective Warrants), and shall exercise the Warrants as soon as practicable once the conditions to exercise the Warrants are satisfied.

12.15 Full Time Commitment of Founders. Until (i) a Qualified IPO or (ii) the Change of Control or (iii) the Investors no longer holding any Preferred Shares, whichever is earlier, the Founders shall, and the Group Companies shall cause the Founders to, devote substantial amount of their working time and attention to the business of the Group Companies and use their best efforts to develop the business and interests of the Group Companies. Unless otherwise expressly agreed in writing by the Majority Series E Preferred Shareholders, neither any Founder shall, either on his own account or through any of his Affiliates or Related Party, or in conjunction with or on behalf of any other Person, carry on or be engaged, concerned or interested, directly or indirectly (whether as shareholder, director, employee, partner), in any business other than the business of the Group.

12.16 Dual Class Voting Structure. Immediately prior to and after the completion of a Qualified IPO, the then existing share capital of the Company shall be re-designated to be comprised of class A ordinary shares, par value US$0.0001 per share (the “Class A Ordinary Shares”) and class B ordinary shares, par value US$0.0001 per share (the “Class B Ordinary Shares”), and the Company shall adopt a dual voting structure on its shares so that, the Class B Ordinary Shares shall each have ten (10) votes on all matters in a shareholders meeting of the Company, and the Class A Ordinary Shares shall each have one vote on all matters in a shareholders meeting of the Company. All the Ordinary Shares held by the Founders and the Founder Entities then shall be converted to the Class B Ordinary Shares with the conversion ratio for the Ordinary Shares of 1:1, provided that immediately following the transfer of any Class B Ordinary Shares by any Founder to any Person (other than the other Founder), such Class B Ordinary Shares shall be automatically converted into Class A Ordinary Shares with the conversion ratio of 1:1; all the Preferred Shares or Ordinary Shares held by the Preferred Shareholders then shall be converted to the Class A Ordinary Shares with the initial conversion ratio of 1:1.

12.17 Reserve for ESOP. In the event that prior to March 4, 2021, the Company completes a new round of equity financing through issuance of new shares based on a pre-money valuation of not less than US$ 5,370,000,000 with proceeds to the Company of no less than US$ 315,789,474 to be payable by all the participating investors under terms and conditions substantially similar to the Share Subscription Agreement and the other Transaction Documents (the “Qualified New Round”), the Company shall be entitled to reserve additional Ordinary Shares representing no more than 5% of the then entire outstanding shares of the Company on an as-converted and fully-diluted basis immediately prior to the completion of such the Qualified New Round. The Shareholders shall vote, or give its written consent with respect to, all the Shares held by it in favor of such reservation and execute all the documents necessary for the consummation of such reservation (if needed).

12.18 Warrant.

(a) Each Warrant Holder agrees to be bound by this Agreement and the Articles and shall comply with all obligations and restrictions applicable to a Shareholder holding the Shares for which the Warrant held by such Warrant Holder is exercisable as if all such Shares had been issued to such Warrant Holder in accordance with the terms of the Warrant and such Warrant Holder had been registered as a Shareholder holding such Shares. Each Warrant Holder shall be deemed an equity holder of the Company, having the same rights and privileges in accordance with this Agreement and in the Articles as those Shareholders holding Shares for which the Warrant held by such Warrant Holder is exercisable, provided that each of such Warrant Holder and its Affiliate(s) are in compliance with all of the Transaction Documents, the Warrants, the Share and Warrant Purchase Agreement and the share subscription agreement of the Company to which it is a party.

(b) To the extent that any Warrant Holder or any of its Affiliates directly holds any Equity Interest in the Domestic Company, such Warrant Holder shall, or shall procure any relevant Affiliate of such Warrant Holder to, as applicable, perform all its obligations under the Control Documents to which it is a party (including but not limited to the obligations to pay over any proceeds received by it to the WFOE in accordance with the Control Documents upon liquidation of the Domestic Company). Each such Warrant Holder agrees to indemnify and hold harmless the Company, its Affiliates and Shareholders against any losses, claims, damages or liabilities arising out of or in connection with any breach by it or its Affiliate (as the case may be) of any Control Document to which it is a party.

(c) To the extent that any Warrant Holder or any of its Affiliates extends any loan to the Domestic Company under any loan agreement in connection with its investment in the Company that is outstanding, upon any Liquidation Event or upon such Warrant Holder’s exercise of redemption rights under Section 3 of Schedule A of the Articles, the aggregate amount to be received (i) by such Warrant Holder in respect of any part of the liquidation amount or redemption amount pursuant to the Articles, and (ii) by such Warrant Holder or its Affiliates in respect of any outstanding principal amount and accrued interest (if any) under such loan agreement, shall not exceed such amount equal to the entire liquidation amount or redemption amount entitled to such Warrant Holder under the Articles.

(d) If any Person other than a Warrant Holder proposes to become a new Shareholder through the exercise of a Warrant held by such Warrant Holder, such Warrant Holder shall cause such Person to execute a Deed of Adherence in the form set forth in Exhibit A and become a party to, and be bound by, this Agreement as a Shareholder.

12.19 Post-closing E-3 Financing. At any time prior to June 30, 2021 (the “Post-closing E-3 Period”), notwithstanding anything to the contrary in this Agreement but only if the total number of Series E-3 Preferred Shares then issued and outstanding at such time is not greater than 29,938,466, the Company may issue and sell Series E-3 Preferred Shares at a per Ordinary Share price (on an as-converted basis) in cash no less than US$ 10.8556 to any person other than any Restricted Subscriber(s) (the “Post-closing E-3 Financing”) on substantially the same terms and conditions as set forth in the Share Subscription Agreements, provided that (a) such person shall execute a Deed of Adherence in the form set forth in Exhibit A and become a party to, and be bound by, this Agreement as a shareholder, (b) such person shall not enjoy any right, option, preference or privilege that has not been granted to, or that is superior to or more favorable in any material aspects than those granted to, the Series E-3 Preferred Shareholders under the Transaction Documents (except for the rights to appoint directors and/or observers), and (c) no more than 29,938,466 Series E-3 Preferred Shares (including the Series E-3 Preferred Shares issued at the Series E-3 Closing) in the aggregate would have been issued upon the consummation of the Post-closing E-3 Financing. For avoidance of any doubt, without limiting the generality of the foregoing, pursuant to and solely for the purpose of Post-closing E-3 Financing, the Company is entitled to issue warrant(s) and enter into loan agreement(s) with such investor(s) that are required to apply for the ODI Approvals for subscription of the Series E-3 Preferred Shares prior to June 30, 2021 so long as the terms and conditions of this Section 12.19 are satisfied and such warrant is fully exercised prior to June 30, 2021 (the “Qualified E-3 Warrants”). Each Shareholder hereby, severally but not jointly, agrees and covenants that, it shall not unreasonably withhold to gives its consent to, the Post-closing E-3 Financing, and shall not unreasonably withhold to vote in favor of or execute any and all resolutions, documents necessary for the consummation of Post-closing E-3 Financing.

13. MISCELLANEOUS

13.1 Enforceability/Severability. The Parties hereto agree that each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable Laws. If any provision of this Agreement shall nonetheless be held to be prohibited by or invalid under applicable Laws, the remaining provisions shall remain effective.

13.2 Entire Agreement. This Agreement and the other Transaction Documents shall constitute the entire agreement among the parties hereto and thereto (to the extent such Person is a party to the applicable Transaction Document) relative to the subject matter hereof and shall supersede and replace any other shareholder arrangement with respect to the Company, including the Prior Shareholders Agreement.

13.3 Governing Law. This Agreement shall be governed by and construed exclusively in accordance with the Laws of Hong Kong, without regard to principles of conflict of laws thereunder with the exception that principles of conflict of laws will be observed with respect to foreign currency regulations of the PRC.

13.4 Dispute Resolution. Any dispute, controversy or claim (each, a “Dispute”) arising out of or relating to this Agreement, or the interpretation, breach, termination, validity or invalidity thereof, shall be referred to arbitration upon the demand of either party to the dispute with notice (the “Arbitration Notice”) to the other. The Dispute shall be settled by arbitration in Hong Kong by the Hong Kong International Arbitration Centre (the “HKIAC”) in accordance with the Hong Kong International Arbitration Centre Administered Arbitration Rules (the “HKIAC Rules”) in force at the time when the Arbitration Notice is submitted. There shall be three (3) arbitrators. The complainant and the respondent to such dispute shall each select one arbitrator within thirty (30) days after giving or receiving the demand for arbitration (the “Selection Period”). Subject to the HKIAC Rules, such arbitrators shall be freely selected, and the parties shall not be limited in their selection to any prescribed list. The chairman of the HKIAC shall select the third arbitrator. If either party to the arbitration fails to appoint an arbitrator within the Selection Period, the relevant appointment shall be made by the chairman of the HKIAC. The arbitral proceedings shall be conducted in English. To the extent that the HKIAC Rules are in conflict with the provisions of this Section 13.4 (Governing Law and Dispute Resolution), including the provisions concerning the appointment of the arbitrators, this Section 13.4 (Governing Law and Dispute Resolution) shall prevail. Each party to the arbitration shall cooperate with each other party to the arbitration in making full disclosure of and providing complete access to all information and documents requested by such other party in connection with such arbitral proceedings, subject only to any confidentiality obligations binding on such party. The award of the arbitral tribunal shall be final and binding upon the parties thereto, and the prevailing party may apply to a court of competent jurisdiction for enforcement of such award. Any party to the Dispute shall be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction pending the constitution of the arbitral tribunal. During the course of the arbitral tribunal’s adjudication of the Dispute, this Agreement shall continue to be performed except with respect to the part in dispute and under adjudication.

13.5 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any counterpart or signature of a party delivered by facsimile, email or similar electronic transmission pursuant to which the signature of (or on behalf of) such party can be seen shall be deemed for all purposes as being a good and valid execution and delivery of this Agreement by such party.

13.6 Headings. The section headings of this Agreement are for convenience and shall not by themselves determine the interpretation of this Agreement.

13.7 Notices. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be given or made (a) by hand delivery; (b) by facsimile at the number, or by email to the email address, set forth in Schedule E; (c) by mail as air mail or certified mail, receipt requested, postage prepaid and addressed to the relevant Parties as set forth in Schedule E; or (d) by overnight delivery service, postage prepaid, addressed to the relevant Parties as set forth in Schedule E. A Party may change or supplement the addresses given above, or designate additional addresses, for purposes of this Section 13.7 by giving, the other Parties written notice of the new address in the manner set forth above.

Unless there is evidence that it was received earlier, any notice is deemed given if, (a)delivered personally, when left at the address set out in Schedule E (subject to amendment made pursuant to Section 13.7); (b) sent by a reputable international courier, three (3) Business Days after posting it; (c) sent by fax, when confirmation of its transmission has been recorded by the sender’s fax machine; and (d) sent by email, when confirmation of delivery has been recorded by the sender’s email box.

13.8 Amendment to Agreement. Any provision of this Agreement may be amended only by the written consent of (i) the Company, (ii) the holders holding fifty percent (50%) of all issued and outstanding Ordinary Shares voting together as a single class; (iii) the holders of fifty percent (50%) or more of the then outstanding Preferred Shares, voting as a single class, and the (iv) the Majority Series E Preferred Shareholders, provided that (a) no amendment shall be effective or enforceable against a particular holder of Preferred Shares without such holder’s written consent if such amendment adversely changes and affects the rights, preferences, powers, limitations on or restrictions of, or otherwise concerning, such particular holder of Preferred Shares; (b) no amendment to any rights, preferences or powers held by a named Party hereunder shall be effective or enforceable against such Party unless agreed by such Party in writing; and (c) any Party may waive its/his own rights hereunder without the consent of any other Parties. Any amendment or waiver effected in accordance with this Section 13.9 shall be binding upon each of the Parties. The Company shall give prompt written notice of any amendment hereof to any Party hereto that did not consent in writing to an amendment.

13.9 Successors and Assigns. The provisions hereof shall inure to the benefit of, and be binding upon, the Parties and their respective successors, assigns, heirs, executors and administrators. This Agreement and the rights and obligations therein may not be assigned by any Party without the written consent of the other Parties, provided that unless otherwise contemplated under this Agreement, each Preferred Shareholder may assign any or all of its rights and obligations hereunder to its Affiliates in connection with any transfer of Shares, provided that such Affiliate is not a Restricted Subscriber.

13.10 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any Party, upon any breach or default of another party under this Agreement shall impair any such right, power or remedy of such first Party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Party of any breach or default under this Agreement, or any waiver on the part of any Party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any Party shall be cumulative and not alternative.

13.11 Confidentiality.

(a) The following information, whether conveyed in written, oral or in any other form and whether such information is furnished before, on or after the date of this Agreement, provided or otherwise made available by any Group Company shall be considered strictly confidential information: (i) the terms and conditions of this Agreement and the other Transaction Documents, (ii) any information or materials provided or otherwise made available to any Shareholder or its representative pursuant to Section 10.1 and (iii) any and all other information or materials relating to the operations, financials or trade secrets of any Group Company that are marked or indicated as confidential or that would be considered as confidential by a reasonable person taking into account the context of such disclosure (collectively, the “Confidential Information”). The Confidential Information shall not be disclosed by any of the Parties to any other Person except in accordance with the provisions set forth below.

(b) Notwithstanding the foregoing, each of the Group Companies and the Preferred Shareholders, as appropriate, may disclose any of the Confidential Information to their respective Affiliates and to their and their respective Affiliates’ shareholders, limited partners, investors, directors, employees, accountants, auditors, attorneys, current or bona fide prospective investors, and prospective permitted transferees on an as-need-to-know basis, in each case only where such Persons are bound by obligations of confidentiality and may further disclose the terms and conditions of this Agreement and the other Transaction Documents to their and their respective Affiliates’ respective investment bankers or lenders on an as-need-to-know basis, in each case only where such Persons are bound by obligations of confidentiality substantially similar to those under this Section 13.11.

(c) Each Party to this Agreement hereby acknowledges, affirms and agrees that it shall not and shall procure its Affiliates not to make any announcement or other publicity in connection with the Confidential Information without approval of the Board as to its content, form and manner of publication; provided that the Company may make announcement or other publicity in connection with the Confidential Information if such action is necessary for its performance of obligations under this Agreement, in which case the Company shall promptly notify the other Parties hereof and the Parties shall use reasonable efforts to cause a mutually agreeable release or announcement to be issued.

(d) In the event that any Party is requested or becomes legally compelled (including without limitation, pursuant to securities Laws) to disclose the existence or content of any of the Confidential Information hereof in contravention of the provisions of this Section 13.11, such Party (the “Disclosing Party”) shall promptly provide the other Parties with written notice of that fact so that such other Parties may seek a protective order, confidential treatment or other appropriate remedy. In such event, the Disclosing Party shall furnish only that portion of the information that is legally required and shall exercise reasonable efforts to obtain reliable assurance that confidential treatment will be given to such information to the extent reasonably requested by the other Parties.

(e) Notwithstanding any other provision of this Section 13.11, the Confidential Information shall not include: (i) information available to a Party from a third party, provided that (1) such Party does not have knowledge that the third party does not have the right to make such disclosure; and (2) such Party complies with any restrictions imposed by the third party; (ii) information which is available to a Party prior to the time of disclosure by the disclosing Party and not available to such receiving Party under a confidentiality obligation; (iii) information which enters the public domain without breach of confidentiality by the relevant Party; (iv) information which was independently developed by the relevant Party without using or making reference to any Confidential Information; or (v) information disclosed by any Director or observer of the Company to its appointer or any of its Affiliates or to any Person to whom disclosure would be permitted in accordance with the foregoing provisions of this Section 13.11.

13.12 Specific Performance. Each of the Parties recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement may cause the other Parties to sustain damage for which they would not have an adequate remedy at law for money damages, and therefore each of the Parties agrees that in the event of any such breach the aggrieved Parties (including its permitted transferees) shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which they may be entitled, at law or in equity.

13.13 Interpretation; Absence of Presumption.

(a) For the purposes hereof,

(i) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires;

(ii) the terms “hereof,” “herein,” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including the schedules, exhibits and annexes hereto) and not to any particular provision of this Agreement, and Article, Section, paragraph, and clause references are to the Articles, Sections, paragraphs, and clauses to this Agreement unless otherwise specified;

(iii) the word “including” and words of similar import when used in this Agreement shall mean “including without limitation”;

(iv) the word “or” shall not be exclusive;

(v) references to a Person are also to its successors and permitted assigns; provisions shall apply, when appropriate, to successive events and transactions;

(vi) all references to any period of days shall be deemed to be to the relevant number of calendar days unless otherwise specified;

(vii) references to any agreement, instrument or statute means such agreement, instrument or statute as from time to time amended, qualified or supplemented, including (in the case of agreements and instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and all attachments thereto and instruments incorporated therein;

(viii) all terms defined herein shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein;

(ix) the phrase “directly or indirectly” means directly, or indirectly through one or more intermediate Persons or through contractual or other arrangements, and “direct or indirect” has the correlative meaning; and

(x) in calculations of Share numbers, (1) references to a “fully-diluted basis” mean that the calculation is to be made assuming that all outstanding options, warrants (including the Warrants) and other Equity Securities convertible into or exercisable or exchangeable for Ordinary Shares (whether or not by their terms then currently convertible, exercisable or exchangeable) have been so converted, exercised or exchanged, (2) references to a “non-diluted basis” mean that the calculation is to be made taking into account only the Shares then in issue and (3) references to an “as converted basis” or “as-converted basis” mean that the calculation is to be made assuming that all Preferred Shares in issue have been converted into Ordinary Shares. All calculations shall be deemed to be on a non-diluted basis unless otherwise specified. Any Share number or per Share amount referred to in this Agreement shall be appropriately adjusted to take into account any bonus share issue, share subdivision, share combination, share split, recapitalization, reclassification or similar event affecting the Shares after the date of this Agreement. Any reference to or calculation of Shares in issue shall exclude treasury shares.

(b) The Parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

13.14 Termination. Notwithstanding anything to the contrary hereunder, except Section 11 (only if the Qualified IPO is consummated within the United States), Section 12.5 and Section 12.16, this Agreement shall terminate and be of no further effect upon the consummation of a Qualified IPO. Unless otherwise stated, if any Shareholder ceases to hold any Equity Securities of the Company, then this Agreement shall be terminated and be of no further force and effect with respect to such Shareholder.

13.15 Aggregation of Shares. All Shares held or acquired by a Shareholder and/or its Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement, and such Affiliated Persons may apportion such rights as among themselves in any manner they deem appropriate.

13.16 Shareholders Agreement to Prevail. In the event that there is any conflict or inconsistency between the provisions of this Agreement and the provisions of the Articles or any comparable organizational documents of any other Group Company, the provisions of this Agreement shall prevail as among the Parties, and upon the request of any Party, the Parties shall procure that the Articles and the organizational documents of the other Group Companies, as applicable, to be promptly amended to remove such conflict or inconsistency. Section 2 and Section 3 of Schedule A of the Articles shall be incorporated by reference into this Agreement and shall be enforceable as if such provisions were part of this Agreement in order to assure the realization of the Preferred Shareholders’ liquidation rights under Section 2 of Schedule A of the Articles or redemption rights under Section 3 of Schedule A of the Articles.

13.17 Further Assurance. Each of the parties agrees to perform (or procure the performance of) all such acts and things and/or to execute and deliver (or procure the execution and delivery of) all such documents, as may be required by law or as may be necessary or reasonably requested for giving full effect to this Agreement and the Articles.

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IN WITNESS WHEREOF, the Parties have duly executed this Second Amended and Restated Shareholders Agreement as of the date first above written.

FOUNDERS:

YU Jianjun (余建军)

By:	/s/ YU Jianjun

IN WITNESS WHEREOF, the Parties have duly executed this Second Amended and Restated Shareholders Agreement as of the date first above written.

FOUNDERS:

CHEN Yuxin (陈宇昕)

By:	/s/ CHEN Yuxin

IN WITNESS WHEREOF, the Parties have duly executed this Second Amended and Restated Shareholders Agreement as of the date first above written.

FOUNDER ENTITIES:

Xima Holdings Limited

By:	/s/ YU Jianjun
Name: YU Jianjun
Title: Authorized Signatory

IN WITNESS WHEREOF, the Parties have duly executed this Second Amended and Restated Shareholders Agreement as of the date first above written.

FOUNDER ENTITIES:

Touch Sound Limited

By:	/s/ CHEN Yuxin
Name: CHEN Yuxin
Title: Authorized Signatory

IN WITNESS WHEREOF, the Parties have duly executed this Second Amended and Restated Shareholders Agreement as of the date first above written.

FOUNDER ENTITIES:

Ximalaya Inc.

By:	/s/ YU Jianjun
Name: YU Jianjun
Title: Authorized Signatory

IN WITNESS WHEREOF, the Parties have duly executed this Second Amended and Restated Shareholders Agreement as of the date first above written.

GROUP COMPANIES:

Ximalaya (Hong Kong) Limited

By:	/s/ YU Jianjun
Name: YU Jianjun
Title: Authorized Signatory

IN WITNESS WHEREOF, the Parties have duly executed this Second Amended and Restated Shareholders Agreement as of the date first above written.

GROUP COMPANIES:

Xizhang (Shanghai) Internet Technology Limited
(喜丈（上海）网络科技有限公司 )(Seal)

By:	/s/ YU Jianjun
Name: YU Jianjun
Title: Legal Representative

IN WITNESS WHEREOF, the Parties have duly executed this Second Amended and Restated Shareholders Agreement as of the date first above written.

GROUP COMPANIES:

Shanghai Ximalaya Technology Co., Ltd (上海喜马拉雅科技有限公司)(Seal)

By:	/s/ YU Jianjun
Name: YU Jianjun
Title: Authorized Signatory

IN WITNESS WHEREOF, the Parties have duly executed this Second Amended and Restated Shareholders Agreement as of the date first above written.

GROUP COMPANIES:

Shenzhen Tianbo Internet Media Limited (深圳市天播网络传媒有限公司)(Seal)

By:	/s/ YU Jianjun
Name: YU Jianjun
Title: Legal Representative

IN WITNESS WHEREOF, the Parties have duly executed this Second Amended and Restated Shareholders Agreement as of the date first above written.

GROUP COMPANIES:

Xiaoya Smart Platform (Shenzhen) Limited (小雅智能平台（深圳）有限公司 )(Seal)

By:	/s/ YU Tao
Name: YU Tao
Title: Legal Representative

IN WITNESS WHEREOF, the Parties have duly executed this Second Amended and Restated Shareholders Agreement as of the date first above written.

GROUP COMPANIES:

Beijing Xihe Electronic Technology Limited (北京喜禾电子科技有限公 司)(Seal)

By:	/s/ JIANG Feng
Name: JIANG Feng
Title: Legal Representative

IN WITNESS WHEREOF, the Parties have duly executed this Second Amended and Restated Shareholders Agreement as of the date first above written.

GROUP COMPANIES:

Xida (Shanghai) Internet Technology Limited (喜大（上海）网络科技有限公 司)(Seal)

By:	/s/ YU Jianjun
Name: YU Jianjun
Title: Legal Representative

IN WITNESS WHEREOF, the Parties have duly executed this Second Amended and Restated Shareholders Agreement as of the date first above written.

GROUP COMPANIES:

Beijing Haiqu Technology Limited (北京 海趣科技有限公司)(Seal)

By:	/s/ LI Haibo
Name: LI Haibo
Title: Legal Representative

IN WITNESS WHEREOF, the Parties have duly executed this Second Amended and Restated Shareholders Agreement as of the date first above written.

GROUP COMPANIES:

Shanghai Xiangting Culture Propagation Limited (上海想听文化传播有限公司)(Seal)

By:	/s/ YU Jianjun
Name: YU Jianjun
Title: Legal Representative

IN WITNESS WHEREOF, the Parties have duly executed this Second Amended and Restated Shareholders Agreement as of the date first above written.

GROUP COMPANIES:

Guangzhou Cantonese Ximalaya Network Technology Limited(广州粤语喜马拉雅网 络技术有限公司)(Seal)

By:	/s/ LU Ling
Name: LU Ling
Title: Legal Representative

IN WITNESS WHEREOF, the Parties have duly executed this Second Amended and Restated Shareholders Agreement as of the date first above written.

GROUP COMPANIES:

Shanghai Xiri Electronic Technology Limited(上海喜日电子科技有限公司)(Seal)

By:	/s/ YU Jianjun
Name: YU Jianjun
Title: Legal Representative

IN WITNESS WHEREOF, the Parties have duly executed this Second Amended and Restated Shareholders Agreement as of the date first above written.

GROUP COMPANIES:

Chengdu Xiyuan Network Technology Limited(成都喜元网络科技有限公司)(Seal)

By:	/s/ CHEN Yuxin
Name: CHEN Yuxin
Title: Legal Representative

IN WITNESS WHEREOF, the Parties have duly executed this Second Amended and Restated Shareholders Agreement as of the date first above written.

GROUP COMPANIES:

Xi’an Ximalaya Network Technology Limited(西安喜马拉雅网络科技有限公司)(Seal)

By:	/s/ CHEN Yuxin
Name: CHEN Yuxin
Title: Authorized Signatory

IN WITNESS WHEREOF, the Parties have duly executed this Second Amended and Restated Shareholders Agreement as of the date first above written.

INVESTOR:

Sound Spread Limited

By:	/s/ LI Haibo
Name: LI Haibo
Title: Authorized Signatory

IN WITNESS WHEREOF, the Parties have duly executed this Second Amended and Restated Shareholders Agreement as of the date first above written.

INVESTOR:

Ximalaya Welfare Limited

By:	/s/ YU Jianjun
Name: YU Jianjun
Title: Authorized Signatory

IN WITNESS WHEREOF, the Parties have duly executed this Second Amended and Restated Shareholders Agreement as of the date first above written.

INVESTOR:

Audio World Limited

By:	/s/ Authorized Signatory
Name: Authorized Signatory
Title: Authorized Signatory

IN WITNESS WHEREOF, the Parties have duly executed this Second Amended and Restated Shareholders Agreement as of the date first above written.

INVESTOR:

ZendaiRadio Limited

By:	/s/ Authorized Signatory
Name: Authorized Signatory
Title: Authorized Signatory

IN WITNESS WHEREOF, the Parties have duly executed this Second Amended and Restated Shareholders Agreement as of the date first above written.

INVESTOR:

PERSERVERANCE TIME LIMITED

By:	/s/ Authorized Signatory
Name: Authorized Signatory
Title: Authorized Signatory

IN WITNESS WHEREOF, the Parties have duly executed this Second Amended and Restated Shareholders Agreement as of the date first above written.

INVESTOR:

Dynasty Capital Fund L.P.

By:	/s/ WU Ning
Name: WU Ning
Title: Authorized Signatory

IN WITNESS WHEREOF, the Parties have duly executed this Second Amended and Restated Shareholders Agreement as of the date first above written.

INVESTOR:

Hughes River FM, LLC

By:	/s/ Authorized Signatory
Name: Authorized Signatory
Title: Authorized Signatory

IN WITNESS WHEREOF, the Parties have duly executed this Second Amended and Restated Shareholders Agreement as of the date first above written.

INVESTOR:

LION CITY VENTURES LIMITED

By:	/s/ LI Dong
Name: LI Dong
Title: Director

IN WITNESS WHEREOF, the Parties have duly executed this Second Amended and Restated Shareholders Agreement as of the date first above written.

INVESTOR:

上海兴翀信息技术合伙企业（有限合伙）（Seal）

By:	/s/ Mingwang Xiong

Name: Mingwang Xiong
Title: Authorized Signatory

IN WITNESS WHEREOF, the Parties have duly executed this Second Amended and Restated Shareholders Agreement as of the date first above written.

INVESTOR:

上海聚苗信息技术合伙企业（有限合伙）（Seal）

By:	/s/ Mingwang Xiong

Name:	Mingwang Xiong
Title:	Authorized Signatory

IN WITNESS WHEREOF, the Parties have duly executed this Second Amended and Restated Shareholders Agreement as of the date first above written.

INVESTOR:

上海普翀华翕信息科技合伙企业（有限合伙）（ Seal）

By:	/s/ Authorized Signatory

Name:	Authorized Signatory
Title:	Authorized Signatory

IN WITNESS WHEREOF, the Parties have duly executed this Second Amended and Restated Shareholders Agreement as of the date first above written.

INVESTOR:

上海创已信息科技合伙企业（有限合伙）（Seal）

By:	/s/ Authorized Signatory

Name:	Authorized Signatory
Title:	Authorized Signatory

IN WITNESS WHEREOF, the Parties have duly executed this Second Amended and Restated Shareholders Agreement as of the date first above written.

INVESTOR:

Kongzong Investment Limited

By:	/s/ Authorized Signatory

Name:	Authorized Signatory
Title:	Authorized Signatory

IN WITNESS WHEREOF, the Parties have duly executed this Second Amended and Restated Shareholders Agreement as of the date first above written.

INVESTOR:

上海踱方布赤鹰创业投资合伙企业（有限合伙）（ Seal）

By:	/s/ Authorized Signatory

Name:	Authorized Signatory
Title:	Authorized Signatory

IN WITNESS WHEREOF, the Parties have duly executed this Second Amended and Restated Shareholders Agreement as of the date first above written.

INVESTOR:

Eagle Power Enterproses Limited

By:	/s/ Zhong Bin
Name: Zhong Bin
Title: Authorized Signatory

IN WITNESS WHEREOF, the Parties have duly executed this Second Amended and Restated Shareholders Agreement as of the date first above written.

INVESTOR:

Win Win Radio International Holdings Ltd

By:	/s/ CHEN Yunwei
Name: CHEN Yunwei
Title: Director

IN WITNESS WHEREOF, the Parties have duly executed this Second Amended and Restated Shareholders Agreement as of the date first above written.

INVESTOR:

BOCOM International Asset Management Limited

By:	/s/ Authorized Signatory
Name: Authorized Signatory
Title: Authorized Signatory

IN WITNESS WHEREOF, the Parties have duly executed this Second Amended and Restated Shareholders Agreement as of the date first above written.

INVESTOR:

Cap Success Holding Limited

By:	/s/ SHEK Yeung Eric
Name: SHEK Yeung Eric
Title: Director

IN WITNESS WHEREOF, the Parties have duly executed this Second Amended and Restated Shareholders Agreement as of the date first above written.

INVESTOR:

Bright Venture Capital Limited

By:	/s/ Authorized Signatory
Name: Authorized Signatory
Title: Authorized Signatory

IN WITNESS WHEREOF, the Parties have duly executed this Second Amended and Restated Shareholders Agreement as of the date first above written.

INVESTOR:

Cloudary Holdings Limited

By:	/s/ CHENG Wu
Name: CHENG Wu
Title: Authorized Signatory

IN WITNESS WHEREOF, the Parties have duly executed this Second Amended and Restated Shareholders Agreement as of the date first above written.

INVESTOR:

上海广澔信息科技合伙企业（有限合伙）（Seal ）

By:	/s/ Authorized Signatory
Name: Authorized Signatory
Title: Authorized Signatory

IN WITNESS WHEREOF, the Parties have duly executed this Second Amended and Restated Shareholders Agreement as of the date first above written.

INVESTOR:

TAL Education Group

By:	/s/ Authorized Signatory
Name: Authorized Signatory
Title: Authorized Signatory

IN WITNESS WHEREOF, the Parties have duly executed this Second Amended and Restated Shareholders Agreement as of the date first above written.

INVESTOR:

Whales Splendor Investment Co., Ltd

By:	/s/ Authorized Signatory
Name: Authorized Signatory
Title: Authorized Signatory

IN WITNESS WHEREOF, the Parties have duly executed this Second Amended and Restated Shareholders Agreement as of the date first above written.

INVESTOR:

上海佑梁投资管理中心（有限合伙）（Seal）

By:	/s/ Authorized Signatory
Name: Authorized Signatory
Title: Authorized Signatory

IN WITNESS WHEREOF, the Parties have duly executed this Second Amended and Restated Shareholders Agreement as of the date first above written.

INVESTOR:

上海璟疆信息科技合伙企业（有限合伙）（Seal ）

By:	/s/ Authorized Signatory
Name: Authorized Signatory
Title: Authorized Signatory

IN WITNESS WHEREOF, the Parties have duly executed this Second Amended and Restated Shareholders Agreement as of the date first above written.

INVESTOR:

上海翀渡信息科技合伙企业（有限合伙）（Seal ）

By:	/s/ Authorized Signatory
Name: Authorized Signatory
Title: Authorized Signatory

IN WITNESS WHEREOF, the Parties have duly executed this Second Amended and Restated Shareholders Agreement as of the date first above written.

INVESTOR:

Eternity Group Limited

By:	/s/ Authorized Signatory
Name: Authorized Signatory
Title: Authorized Signatory

IN WITNESS WHEREOF, the Parties have duly executed this Second Amended and Restated Shareholders Agreement as of the date first above written.

INVESTOR:

Puhua Capital Ltd

By:	/s/ Authorized Signatory
Name: Authorized Signatory
Title: Authorized Signatory

IN WITNESS WHEREOF, the Parties have duly executed this Second Amended and Restated Shareholders Agreement as of the date first above written.

INVESTOR:

Light Fund Speed I Manager Ltd.

By:	/s/ Authorized Signatory
Name: Authorized Signatory
Title: Authorized Signatory

IN WITNESS WHEREOF, the Parties have duly executed this Second Amended and Restated Shareholders Agreement as of the date first above written.

INVESTOR:

Hermitage Galaxy Fund SPC
For and on behalf of Hermitage Fund Two SP

By:	/s/ Wong Kin Chuen
Name: Wong Kin Chuen
Title: Authorized Signatory

IN WITNESS WHEREOF, the Parties have duly executed this Second Amended and Restated Shareholders Agreement as of the date first above written.

INVESTOR:

Advantech Capital Investment VII limited

By:	/s/ Wong Kok Wai
Name: Wong Kok Wai
Title: Authorized Signatory

IN WITNESS WHEREOF, the Parties have duly executed this Second Amended and Restated Shareholders Agreement as of the date first above written.

INVESTOR:

Linden Audio Kingdom Limited

By:	/s/ Authorized Signatory
Name: Authorized Signatory
Title: Authorized Signatory

IN WITNESS WHEREOF, the Parties have duly executed this Second Amended and Restated Shareholders Agreement as of the date first above written.

INVESTOR:

Grand Everlasting Limited Partnership

By:	/s/ Mingwang Xiong
Name: Mingwang Xiong
Title: Authorized Signatory

IN WITNESS WHEREOF, the Parties have duly executed this Second Amended and Restated Shareholders Agreement as of the date first above written.

INVESTOR:

Image Frame Investment (HK) Limited

By:	/s/ Martin Lau
Name: Martin Lau
Title: Authorized Signatory

IN WITNESS WHEREOF, the Parties have duly executed this Second Amended and Restated Shareholders Agreement as of the date first above written.

INVESTOR:

General Atlantic Singapore XMYA Pte. Ltd

By:	/s/ ONG YU HUAT
Name: ONG YU HUAT
Title: Authorized Signatory

IN WITNESS WHEREOF, the Parties have duly executed this Second Amended and Restated Shareholders Agreement as of the date first above written.

INVESTOR:

General Atlantic Singapore XMYA II Pte. Ltd

By:	/s/ ONG YU HUAT
Name: ONG YU HUAT
Title: Authorized Signatory

IN WITNESS WHEREOF, the Parties have duly executed this Second Amended and Restated Shareholders Agreement as of the date first above written.

INVESTOR:

FinTrek China Industry Power Investment Fund Limited Partnership
Acting by its general partner, FinTrek Industry Global Investment Limited

By:	/s/ ZHENG Jun
Name: ZHENG Jun
Title: Authorized Signatory

IN WITNESS WHEREOF, the Parties have duly executed this Second Amended and Restated Shareholders Agreement as of the date first above written.

INVESTOR:

TALPOLY Limited Partnership

By:	/s/ Authorized Signatory
Name: Authorized Signatory
Title: Authorized Signatory

IN WITNESS WHEREOF, the Parties have duly executed this Second Amended and Restated Shareholders Agreement as of the date first above written.

INVESTOR:

SIG Asia Fund IV, LLLP.
By: SIG Asia Investment, LLLP.

Its Authorized Agent
By: Heights Capital Management, INC.,
Its Authorized Agent

By:	/s/ Michael Spolan
Name: Michael Spolan
Title: Authorized Signatory

IN WITNESS WHEREOF, the Parties have duly executed this Second Amended and Restated Shareholders Agreement as of the date first above written.

INVESTOR:

Ximalaya Fortune Limited

By:	/s/ WANG Dong
Name: WANG Dong
Title: Authorized Signatory

IN WITNESS WHEREOF, the Parties have duly executed this Second Amended and Restated Shareholders Agreement as of the date first above written.

INVESTOR:

BROAD STREET EQUITY INVESTMENTS EUROPE LTD

By:	/s/ Natalia Ross
Name: Natalia Ross
Title: Authorized Signatory

IN WITNESS WHEREOF, the Parties have duly executed this Second Amended and Restated Shareholders Agreement as of the date first above written.

INVESTOR:

中国互联网投资基金（有限合伙）（Seal）

By:	/s/ Authorized Signatory
Name: Authorized Signatory
Title: Authorized Signatory

IN WITNESS WHEREOF, the Parties have duly executed this Second Amended and Restated Shareholders Agreement as of the date first above written.

INVESTOR:

深圳市松禾成长股权投资合伙企业（有限合伙）（ Seal）

By:	/s/ Authorized Signatory
Name: Authorized Signatory
Title: Authorized Signatory

IN WITNESS WHEREOF, the Parties have duly executed this Second Amended and Restated Shareholders Agreement as of the date first above written.

INVESTOR:

Sony Music Entertainment

By:	/s/ Authorized Signatory
Name: Authorized Signatory
Title: Authorized Signatory

IN WITNESS WHEREOF, the Parties have duly executed this Second Amended and Restated Shareholders Agreement as of the date first above written.

INVESTOR:

TRUSTBRIDGE PARTNERS VII, L.P.

By:	/s/ Authorized Signatory
Name: Authorized Signatory
Title: Authorized Signatory

SCHEDULE A

Investors

SCHEDULE B

Founders, Founder Entities, Group Companies Parties, Ordinary Shareholders

SCHEDULE C

Major Actions

PART I – Shareholder Reserved Matters

(a)	amend, modify or waive any provision of any constitutional documents (including, in the case of the Company, the Articles);

(b)

merge, amalgamate or consolidate with any other entity, restructure, or acquire any entity or business or any interest in any entity or business, other than (x) any acquisition at fair market value and for a consideration not greater than US$100,000,000 individually and (y) any Approved Sale;

(c)

conduct a public offering or listing of securities which does not constitute a Qualified IPO, including determination of the timing, price, structure, listing vehicle and listing venue of such offering or listing;

(d)	enter into or engage or involve in any investment or acquisition having a total investment amount exceeding US$100,000,000 individually;

(e)	subject to Sections 9.2 and 9.3, make or permit any change in the total authorized number of directors or the composition or authority of the board of directors, or any committee thereof;

(f)

declare or pay any dividend, make any distribution to shareholders, redeem or repurchase any shares (other than any redemption or repurchase conducted in accordance with the Transaction Documents or the Restructuring Agreements ), or determine, amend or modify any dividend policy;

(g)	change the scope of the Business of the Group Companies (taken as a whole);

(h)

other than as contemplated by this Agreement or any allotment and issuance of any Equity Securities which have been duly approved in accordance with this Agreement and the Articles, issue or authorize the issuance of any securities (including Equity Securities and bond instruments);

(i)

enter into, amendment, termination or waiver of any material transaction documents related to the Restructuring (as defined in the relevant Series E-2 Share Subscription Agreement), which the Founders believe in good faith may cause a Material Adverse Effect to the Group;

(j)	commence liquidation, winding up, dissolution, or other arrangement under law relating to bankruptcy, insolvency.

SCHEDULE C

PART II – Board Reserved Matters

(a)

sell or otherwise dispose of all or part of any branch or Subsidiary or any assets of any Group Company, other than any disposal conducted on an arm’s length basis involving a value not exceeding US$100,000,000 in a series of related transactions and not greater than RMB100,000,000 individually;

(b)

change or establish any joint venture, partnership or non-wholly owned subsidiary, other than any establishment with the contributed capital not exceeding US$100,000,000 in a series of related transactions and not greater than RMB100,000,000 individually;

(c)

make or apply for any loan borrowing to or from any Person (other than another Group Company) outside of the scope of the approved annual business plan, give any guarantee or security to any Person or conduct any off-balance sheet financing, other than any borrowing or guarantee that may give rise to any liability by any Group Company with the amount not greater than RMB100,000,000 individually;

(d)

enter into any transaction with any Related Party, or terminate, amend, renew or extend the terms of any such transaction that is in effect as at the date of this Agreement, other than any transaction conducted on an arm’s length basis involving a value not greater than RMB50,000,000;

(e)

approve any annual consolidated budget and business plan or any modification thereto or any transaction that may result in any material deviation of the approved annual consolidated budget or business plan;

(f)	approve the appointment of any Chief Executive Officer other than YU Jianjun (余建军) and CHEN Yuxin (陈宇昕);

(g)

approve or modify any policies or procedures of the Group in relation to anti-corruption and business ethics, including the internal controls and anti-corruption policies and procedures specified in Schedule E;

(h)

merge, amalgamate or consolidate with any other entity, restructure, or acquire any entity or business or any interest in any entity or business at fair market value and for a consideration between RMB100,000,000 or 5% of the total annual revenue of the Group Companies of the then immediately preceding fiscal year (which is higher) and US$100,000,000 individually;

(i)	approve the adoption of or amendment to the share option plan or any other cash and stock option or other equity linked compensation plan; and

(j)

enter into or engage or involve in any investment or acquisition having a total investment amount between RMB100,000,000 or 5% of the total net revenues of the Group Companies of the then immediately preceding fiscal year (which is higher) and US$100,000,000 individually.

SCHEDULE C

SCHEDULE D

Internal Controls and Anti-Corruption Policies and Procedures

SCHEDULE E

Notices and Process Agent

EXHIBIT A

Form of Deed of Adherence